Exhibit 99.2

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

MELISSA HANNA, Derivatively on Behalf of MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Plaintiff,

vs.

BRIAN KABOT, JUAN MANUEL QUIROGA, JAMES NORRIS, JAMES HOFMOCKEL, MIKHAIL KOKORICH, DAWN HARMS, FRED KENNEDY, CHRIS HADFIELD, MITCHEL B. KUGLER, VICTORINO MERCADO, KIMBERLEY A. REED, LINDA J. REINERS, JOHN C. ROOD, STABLE ROAD ACQUISITION CORP., and SRC-NI HOLDINGS, LLC,

Defendants,

and

MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Nominal Defendant.

Case No. 5:23-CV-00374 STIPULATION AND AGREEMENT OF SETTLEMENT

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated August 26, 2024 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined herein), each by and through their respective counsel: (i) Melissa Hanna (“Hanna”), plaintiff in the shareholder derivative action captioned Hanna v. Kabot, et al., Case No. 5:23-cv-00374 (N.D. Cal.) (the “Hanna Action”); (ii) Justin Rivlin (“Rivlin”), plaintiff in the shareholder derivative action captioned Rivlin v. Kabot, et al., Case No. 2:23-cv-03120 (C.D. Cal.) (the “Rivlin Action”); (iii) Brian Lindsey (“Lindsey”), plaintiff in the shareholder derivative action captioned Lindsey v. Quiroga, et al., Case No. 2023-0674 (Del. Ch.) (the “Lindsey Action”); (iv) Kamal Qureshi (“Qureshi”), a stockholder who served a litigation demand on the Board of Directors (“Board”) of Momentus Inc. (the “Litigation Demand,” and collectively with the other actions, the “Derivative Matters”);1 (v) defendants Brian Kabot (“Kabot”), Juan Manuel Quiroga (“Quiroga”), Edward K. Freedman (“Freedman”), James Norris (“Norris”), Marc Lehmann (“Lehmann”), James Hofmockel (“Hofmockel”), Ann Kono (“Kono”), Dawn Harms (“Harms”), Fred Kennedy (“Kennedy”), Chris Hadfield (“Hadfield”), Mitchel B. Kugler (“Kugler”), Victorino Mercado (“Mercado”), Kimberly A. Reed (“Reed”), Linda J. Reiners (“Reiners”), and John C. Rood (“Rood”) (collectively, with defendant Mikhail Kokorich (“Kokorich”), the “Individual Defendants”); (vi) Stable Road Acquisition Corp. (“SRAC”) and SRC-NI Holdings LLC (the “Sponsor”) (collectively, the “SRAC Defendants”); and (vii) Momentus Inc. (“Momentus” or the “Company”) (together with the Individual Defendants and the SRAC Defendants, the “Defendants”) (Plaintiffs and the undersigned Individual Defendants and the SRAC Defendants are collectively referred to as the “Settling Parties” and together with Kokorich as the “Parties”).

1Plaintiffs Rivlin, Hanna, Lindsey, and stockholder Qureshi are collectively referred to herein as “Plaintiffs.”

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

This Stipulation, subject to the approval of the U.S. District Court for the Northern District of California (the “Northern District of California” or the “Court”), before which the Hanna Action is pending, is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete resolution and/or dismissal of the Derivative Matters with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.

I.	INTRODUCTION

A.	Factual Background

Momentus, a Delaware corporation headquartered in San Jose, California, is a commercial space company that offers satellites, satellite buses, and other satellite components, transportation and infrastructure services, including hosted payloads and other in-orbit services, to help enable the commercialization of space.

Momentus came to exist in its current form through a merger transaction (the “Merger”) it conducted with Stable Road Acquisition Company (“SRAC”), a special purpose acquisition company (“SPAC”), and SRAC’s affiliated subsidiaries. SRAC was incorporated on May 28, 2019, in the state of Delaware with its headquarters located in Venice Beach, California. Prior to the Merger, SRAC’s stated purpose was to find and acquire a cannabis company. SRAC completed its initial public offering (“IPO”) on November 13, 2019, and on October 7, 2020, SRAC and Momentus Inc. (“Legacy Momentus”) announced they had entered into a merger agreement. Pursuant to the Merger, which the Company consummated on August 12, 2021, Legacy Momentus’ business operations became the public Company’s operations.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

The Derivative Matters allege that, beginning in at least October 2020, Momentus, through the actions of the Individual Defendants, engaged in a pattern of manipulation to boost its reported financial performance. The Derivative Matters asserted claims for violations of Section 14(a) of the Securities and Exchange Act (the “Exchange Act”), breaches of fiduciary duties, aiding and abetting breaches of fiduciary duties, waste of corporate assets, unjust enrichment, abuse of control, gross mismanagement and/or contribution under Sections 10(b) and 21D of the Exchange Act against the Individual Defendants allegedly who caused Momentus to make – and fail to correct – materially false and misleading statements and omissions regarding the business operations and prospects of Legacy Momentus, particularly leading up to the Merger, which certain of the Defendants were materially interested in, which artificially inflated the Company’s stock value.

Specifically, the Company’s officers and directors are alleged to have failed to disclose to investors that: (i) the federal government had determined that the founder of the Company’s legacy business, Defendant Kokorich, was a threat to national security; (ii) Legacy Momentus had never successfully tested its technology in space; (iii) the projections of Legacy Momentus’ future revenues were grossly overstated; and (iv) the due diligence of Legacy Momentus was superficial, ignored red flags that necessitated further investigation, and did not provide a reasonable basis for the public statements about Legacy Momentus and its Merger with SRAC. It was further alleged that the defendants failed to ensure that the Company maintained proper policies, procedures, and controls to protect Momentus from harm caused by the issuance of false and misleading statements and other related misconduct.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

The Derivative Matters allege that, as a result of the Individual Defendants’ and the Sponsor’s alleged mismanagement, self-dealing, and wrongdoing, the Company suffered significant harm. The Derivative Matters allege that the Company faced an action by the U.S. Securities and Exchange Commission (“SEC”), naming as defendants SRAC, the Sponsor, Kabot, and Kokorich (the “SEC Action”). All parties apart from Kokorich settled the SEC Action, with the settlement terms including more than $8 million in penalties, tailored investor protection undertakings, and the Sponsor’s forfeiture of founder shares it stood to receive from the completed Merger. The SEC Action brought claims for violation of Sections 10(b) and 17(a) of the Exchange Act and Rule 10b-5 promulgated thereunder.

The Derivative Matters also allege that the Company grossly overpaid with newly issued shares of common stock for acquiring the business operations of Legacy Momentus in connection with the Merger (the “Overpayment Misconduct”).

Additionally, on July 15, 2021, a securities class action was filed in the United States District Court for the Central District of California, which is captioned In re Stable Road Acquisition Corp. Securities Litigation, Case No. 2:21-cv-05744 (the “Securities Class Action”). The Securities Class Action named as defendants SRAC, Momentus, the Sponsor, Kabot, Quiroga, Norris, Hofmockel, Kokorich, Harms, and Kennedy (collectively, the “Securities Class Action Defendants”). The Securities Class Action brought claims for violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder. On August 18, 2023, the parties in the Securities Class Action agreed to a settlement of $8.5 million. On April 23, 2024, the Court entered an order and judgment finally approving the settlement of the Securities Class Action.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

The Derivative Matters further allege that, despite ongoing issues and concerns, the Merger closed in early August 2021. Just prior to that, and after the Securities Class Action was initiated, the Company issued a proxy solicitation on July 23, 2021, on Form 424B3 (the “Merger Proxy”), soliciting shareholders to approve (among other things), the Merger, the 2021 Equity Incentive Plan (the “2021 Plan”), which directors, officers and others were eligible to receive equity awards thereunder, and a proposal to increase the total number of authorized shares of common stock immediately prior to the closing of the Merger.

The Merger Proxy, which allegedly contained materially false and misleading statements and omissions, was successful in achieving shareholder approval of the proposals set further therein. During the fiscal years ended December 31, 2021, and December 31, 2022, several of the Individual Defendants received hundreds of thousands of dollars in stock awards granted under the 2021 Plan. In addition, certain founders of Legacy Momentus, including Kokorich, were paid millions of dollars by the Company after the Merger.

As set forth in more detail herein, the Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims asserted in the Derivative Matters. The Defendants also contend that Plaintiffs lack standing to maintain derivative claims on behalf of Momentus.

B.	Procedural Background

1.	The Hanna Action

On August 16, 2022, Plaintiff Hanna made a formal litigation demand (“Demand”) to the Board where she demanded that the Board: (i) undertake (or cause to be undertaken) an independent internal investigation into the Individual Defendants’ alleged violations of Delaware and federal law; and (ii) if warranted, commence a civil action against the Individual Defendants (and any others who may be similarly liable for breach of fiduciary duty of care, breach of fiduciary duty of loyalty, aiding and abetting breaches of fiduciary duties, contribution, and indemnification against Individual Defendants) to recover for the benefit of the Company the amount of damages sustained by the Company as a result of their alleged breaches of fiduciary duties, as well as take additional affirmative action to redress the wrongdoing and mismanagement and prevent such wrongdoing from occurring again in the future.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

The Demand further alleges that the Individual Defendants violated their core fiduciary duty obligations during the relevant period defined therein through their alleged wrongful conduct, in the Securities Class Action, and the SEC Action. To redress these alleged wrongs and prevent such alleged wrongdoing from occurring again in the future, Plaintiff Hanna demanded: (i) the Board require the directors and officers to account to the Company for all damages sustained, or to be sustained, by the Company by reason of the wrongful conduct and mismanagement, and make certain that no Company funds are used towards any settlement or resolution of the Securities Class Action or any related or similar litigation or investigation arising from the misconduct stated above or in the SEC Action or Securities Class Action; (ii) the Board require the directors and officers to return to the Company all salaries, bonuses, and the value of other remuneration of whatever kind paid to them during the time they were in breach of their fiduciary duties; (iii) the Board require the directors and officers to pay interest, at the highest rate allowable by law, on the amount of damages sustained by the Company as a result of their culpable conduct; and (iv) the Board adopt and implement internal controls and systems at the Company and its subsidiaries, as well as corporate governance reforms, to ensure that the alleged wrongful conduct and mismanagement is not permitted to occur in the future.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

The Demand further alleges that without providing any substantive information, for several months, the Board continued to defer investigating the alleged wrongdoing identified in the Demand. Accordingly, on January 25, 2023, Plaintiff Hanna filed a lawsuit in the United States District Court for the Northern District of California. See Hanna ECF No. 1.2

On April 12, 2023, the parties to the Hanna Action stipulated to stay the Hanna Action until August 4, 2023, which the court ordered on April 19, 2023. Hanna ECF No. 16. On August 18, 2023, the parties to the Hanna Action stipulated to continue the stay pending the outcome of the mediation, Hanna ECF No. 17, which was ordered by the court on August 21, 2023. Hanna ECF No. 18. The parties further stipulated to extend the stay in November 2023 and January 2024. See Hanna ECF Nos. 18–19, 22–23.

Following this, the parties to the Hanna Action filed status reports with the court informing it of the progress of the settlement negotiations. See Hanna ECF Nos. 24, 26, 28, 30. The court then set a date for a status conference regarding settlement on September 5, 2024, and ordered the parties to file a joint status report regarding the status of settlement on or before August 23, 2024. Hanna ECF No. 31.

2 References to “Hanna ECF No. __” refer to filings on the docket in the Hanna Action; references to “Rivlin ECF No. __” refer to filings on the docket in the Rivlin Action; and references to “Lindsey ECF No. __” refer to filings on the docket in the Lindsey Action.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

2.	The Rivlin Action

On April 25, 2023, Plaintiff Rivlin initiated a derivative action on the Company’s behalf against a subset of the Individual Defendants in the United States District Court for the Central District of California captioned Rivlin v. Kabot, et al., Case No. 2:23-cv-03120 (C.D. Cal.). On July 14, 2023, these defendants filed motions to dismiss (Rivlin ECF No. 19), and Plaintiff responded by filing a Verified Amended Shareholder Derivative Complaint, in which it named additional Individual Defendants and the Sponsor as defendants. Rivlin ECF No. 28. The parties then stipulated to extend defendants’ deadlines to respond to the amended complaint to allow the parties to engage in good faith settlement negotiations by way of mediation. Rivlin ECF Nos. 34–35. Following this, the parties vacated all deadlines for the Rivlin Action and submitted status reports to the Court regarding the status of the settlement negotiations. Rivlin ECF Nos. 46-48, 50, 53, 54.

The Rivlin Action alleges that defendants violated Section 14(a) of the Exchange Act, breached their fiduciary duties, including by enabling or participating in the alleged Overpayment Misconduct, and/or engaged in related additional misconduct between October 7, 2020, and November 22, 2022, and pleads that demand on the Board would have been futile and is thus, excused. See Rivlin ECF No. 1.

Moreover, the Rivlin Action alleges that certain Individual Defendants and the Sponsor unjustly materially benefited from hundreds of thousands of dollars’ worth of stock grants provided to them under the 2021 Plan, which was solicited and approved by way of the false and misleading Merger Proxy. These awards allegedly provided certain of the director defendants with the financial motivation to allow the alleged misconduct to occur, including the alleged Overpayment Misconduct, and allegedly conflicted them from considering any demand to act against the individuals that facilitated the schemes. As alleged in the Rivlin Action, the stock awards granted under the 2021 Plan were allegedly materially greater than the fees paid, or cash earned for mere director services (double to even ten times more in some cases). Rivlin ECF No. 1.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

The Rivlin Action also alleges breach of fiduciary duty claims that raise a federal question based on claims made in the Securities Class Action for making false and misleading statements and omissions in violation of the federal securities laws and seeks contribution under Section 10(b) and 21D of the Exchange Act against the Sponsor and Defendants Kabot, Kokorich, Harms, and Kennedy. Rivlin ECF No. 1.

3.	The Lindsey Action

On October 28, 2022, Plaintiff Lindsey made a formal demand on the Board to investigate and commence legal proceedings against certain directors, executive officers and agents of the Company.

On November 10, 2022, counsel to the Board responded to Plaintiff Lindsey’s demand in an email, stating that the Board was reviewing the October 28, 2022 demand and would provide a response shortly.

On January 20, 2023, the Board’s counsel sent Plaintiff’s counsel a letter, stating: “Given the time that remains before expiration of the applicable statutes of limitations, as well as the similarity between the Haenisch/Shirley Matters and the litigation proposed in your previous correspondence, the Company defers resolution of your request as it considers the propriety of forming a demand review committee to evaluate all shareholder demands asserted against the Company and the Company’s rights and potential claims to vindicate the best interests of the Company.”

Thereafter, the Board allegedly failed to act upon Plaintiff Lindsey’s demand and five more months passed. Plaintiff Lindsey considered the Board’s refusal to enter into a tolling agreement with the Individual Defendants and failure to respond to his demand as more delay and as a de facto refusal to act upon his demand. On June 30, 2023, Plaintiff Lindsey filed his demand refused derivative action in Delaware Chancery Court. Lindsey ECF No. 1.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

On July 24, 2023, the parties to the Lindsey Action stipulated to extend time for defendants to move or otherwise respond to Plaintiff Lindsey’s complaint, Lindsey ECF No. 15, which was granted on July 25, 2023. Lindsey ECF No. 16. The court further extended the time for defendants to move or otherwise respond to the complaint on September 20, 2023, and November 20, 2023. Lindsey ECF Nos. 17, 19.

On January 18, 2024, following the settlement negotiations (detailed infra) the court vacated the deadline for the defendants to move or otherwise respond to Plaintiff Lindsey’s complaint, and ordered the parties to either submit a status report regarding settlement negotiations or submit a stipulation of settlement and motion papers. Lindsey ECF No. 20. The parties to the Lindsey Action filed status reports to the court informing it of the status of settlement negotiations on February 16, 2024, March 18, 2024, and May 17, 2024. Lindsey ECF Nos. 21, 22, 26.

4.	The Litigation Demand

On February 21, 2023, counsel for Plaintiff Hanna sent the Board a letter informing it that another Momentus stockholder, Kamal Qureshi (“Qureshi”), had reviewed Plaintiff Hanna’s Demand and was formally joining it in its entirety, as if it was originally served on his behalf. Hanna and Qureshi both previously served books and records demands pursuant to 8 Del. C. § 220, entered into mutually agreed upon confidentiality agreements, and received documents from the Company. Counsel for the Board acknowledged Qureshi’s joinder to the Demand in a letter sent to Plaintiff Hanna’s and Qureshi’s counsel on March 1, 2023, but failed to provide Qureshi with any substantive update regarding any investigation of the allegations made in the Demand.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

C.	Settlement Negotiations

On March 17, 2023, Plaintiff Hanna sent a settlement demand to Defendants which set forth, inter alia, a demand to settle the Hanna Action in consideration of certain corporate governance reforms.

On August 31, 2023, Plaintiff Lindsey also sent a settlement demand to Defendants which set forth, inter alia, a demand to settle the Lindsey Action in consideration of certain corporate governance reforms.

Following this, the Parties to the Derivative Matters agreed to a full day mediation on October 25, 2023 (the “Mediation”) organized and conducted by Jed D. Melnick, Esq. of JAMS ADR (the “Mediator”). During the Mediation, the Parties made substantial progress. While the Parties did not settle that day, they continued, with the assistance of the Mediator, to exchange detailed settlement demands and counter-demands and negotiated settlement terms over the course of the following months.

Ultimately, on February 14, 2024, the Settling Parties reached an agreement in principle on the corporate governance measures that will be adopted by Momentus as consideration for a global resolution of the Derivative Matters. Thereafter, the Settling Parties negotiated the formal operative terms of the settlement (the “Settlement”) in a Memorandum of Understanding (“MOU”), as now set forth in this Stipulation of Settlement (the “Stipulation”).

After the Settling Parties reached an agreement in principle on the material substantive terms to resolve the Derivative Matters, Plaintiffs’ Counsel and Defendants’ Counsel commenced negotiations regarding an appropriate award of attorneys’ fees and expenses commensurate with the value of the Settlement benefits and the contributions of Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks, and challenges confronted by Plaintiffs, as well as the Plaintiffs’ Counsel’s efforts in securing the Settlement benefits. Following a number of exchanges through the Mediator, Plaintiffs’ Counsel and Defendants’ Counsel agreed to a payment of attorneys’ fees, expenses, and service awards (the “Fee and Expense Amount”) of $300,000, subject to Court approval, funded exclusively by the Company’s insurance carriers.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFIT OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Matters have merit and that their investigations support the claims asserted. However, and without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Momentus and Current Momentus Stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement confers substantial benefits upon Momentus and Current Momentus Stockholders in the form of the Corporate Governance Reforms reflected in Exhibit A hereto (“Reforms”), which are fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serve the best interests of Momentus and Current Momentus Stockholders.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Derivative Matters, including, but not limited to: (i) reviewing and analyzing Momentus’ public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against Momentus related to the allegations in the Derivative Matters; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing shareholder derivative complaints; (v) reviewing internal books and records produced by the Company pursuant to books and records demands; (vi) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Matters and the potential defenses thereto; (vii) researching corporate governance issues; (viii) preparing detailed litigation and settlement demands on behalf of various Plaintiffs and a mediation statement; (ix) participating in the Mediation; (x) engaging in extensive pre- and post-mediation settlement discussions and exchanging extensive corporate governance reforms and counteroffers, with the Mediator and counsel for the Defendants; and (xi) negotiating and drafting the settlement documentation for presentment to the Court.

Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting litigation demands and pleadings, and during the lengthy substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

Accordingly, Plaintiffs have agreed to settle the Derivative Matters upon the terms and subject to the conditions set forth herein having fully vetted the strengths and weaknesses of the relevant factual issues and legal claims for the benefit of the Company and its stockholders.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants deny any and all allegations of wrongdoing or liability with respect to the claims asserted in the Derivative Matters, including without limitation that they breached their fiduciary duties or any other duty owed to the Company or its stockholders or that they aided and abetted others in breach of such duties. The Defendants further assert that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of the Company and its stockholders, and diligently and scrupulously complied with any applicable fiduciary duties. Defendants also contend that Plaintiffs have not alleged sufficient facts to establish that they may maintain their derivative claims, either by failing to plead demand futility or failing to plead that demand was wrongfully refused.

Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Matters, or any liability with respect thereto, the Defendants have concluded that it is desirable and in the best interests of Momentus and Current Momentus Stockholders that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement solely to avoid the burden, inconvenience, expense, risk, and distraction of continued litigation, and finally put to rest and terminate all the claims that were or could have been asserted against Defendants in the Derivative Matters.

Neither this Stipulation, nor any of its terms or provisions, nor the Settlement or entry of the Judgment, nor any document or exhibit referred or attached to the Settlement, may be construed or used as evidence of the validity of any of the Plaintiffs’ Released Claims or of Defendants’ Released Claims, or an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

IV.	BOARD APPROVAL

The independent members of the Company’s Board shall approve a resolution reflecting its determination, in a good faith exercise of its business judgment, that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders, and that the Settlement, including the Reforms, confers substantial benefits upon the Company and its stockholders.3

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs (for themselves and derivatively on behalf of Momentus), the Individual Defendants, the Sponsor, and nominal defendant Momentus, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the benefits flowing to the Settling Parties hereto, the Derivative Matters and all of the Released Claims shall be fully, finally, and forever compromised, settled, released, discharged, and dismissed with prejudice and with full preclusive effect as to all Parties, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document in the form of the exhibits to this Stipulation, the definition set forth below shall control.

1.1          “Board” means the Momentus Board of Directors.

3 Plaintiffs acknowledge and agree that the following Board members are independent for purposes of this provision: Chris Hadfield, Mitchel B. Kugler, Victorino Mercado, Kimberly A. Reed, Linda J. Reiners, and John C. Rood.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

1.2          “Court” refers to the United States District Court for the Northern District of California before the Honorable Edward J. Davila.

1.3          “Current Momentus Stockholders” means any Person who owns Momentus common stock as of the date of the execution of this Stipulation and continues to hold their Momentus common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the Sponsor, the officers and directors of Momentus, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.4          “Defendants” means, collectively, the Individual Defendants, the SRAC Defendants, and nominal defendant Momentus.

1.5          “Defendants’ Counsel” means Baker and McKenzie LLP; Bradley Arant Boult Cummings LLP; Christensen & Dougherty LLP; Esbrook P.C.; Kirkland & Ellis LLP; the Maloney Firm, APC; Richards, Layton & Finger, P.A.; the Rosner Law Group LLC; Wilson Elser Moskowitz Edelman & Dicker LLP; Winston Strawn LLP; and Stoner Carlson LLP.

1.6         “Defendants’ Releasees” shall mean the Company and each Defendant in each of the Derivative Matters and each of their respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributes, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Defendants’ counsel in the Derivative Matters ), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

1.7          “Defendants’ Released Claims” shall mean all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including unknown claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Derivative Matters, or in any other court, tribunal, or proceeding by Defendants’ Releasees against any of the Plaintiffs’ Releasees which have in the past been, or now or hereafter, are based upon, arise out of, relate in a material way to, or materially involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Derivative Matters, or (b) which could have been asserted against any of the Plaintiffs’ Releasees in the Derivative Matters. Defendants’ Released Claims shall not include any Unreleased Claims as defined herein at ¶ 1.39.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

1.8          “Derivative Matters” means, collectively: (i) the Rivlin Action; (ii) the Hanna Action; (iii) the Lindsey Action; and (iv) the Litigation Demand.

1.9         “Effective Date” means the first date by which all of the events and conditions specified in §V, ¶6.1 herein have been met and have occurred.

1.10        “Fee and Expense Amount” means the terms of the sum to be paid to Plaintiffs’ Counsel and for their attorneys’ fees and expenses, as detailed in §V, ¶¶5.1, et seq. of this Stipulation, subject to approval by the Court.

1.11          “Final” means the date upon which the last of the following shall occur with respect to the Final Order and Judgment approving this Stipulation, substantially in the form of Exhibits E, F and G attached hereto: (i) the expiration of the time to file a notice of appeal from the Judgment; or (ii) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to the Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, or the payment of service awards to the Plaintiffs shall not in any way delay or preclude the Judgment from becoming Final.

1.12          “Final Order and Judgment” or “Judgment” means the final order and judgment to be entered by the Court, substantially in the form attached hereto as Exhibit E.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

1.13       “Hanna Action” means the shareholder derivative action filed by Plaintiff Melissa Hanna in the United States District Court for the Northern District of California, captioned: Hanna v. Kabot, et al., Case No. 5:23-cv-00374 (N.D. Cal.).

1.14        “Individual Defendants” means, collectively, Brian Kabot, Juan Manuel Quiroga, Edward K. Freedman, James Norris, Marc Lehmann, James Hofmockel, Ann Kono, Mikhail Kokorich, Dawn Harms, Fred Kennedy, Chris Hadfield, Mitchel B. Kugler, Victorino Mercado, Kimberly A. Reed, Linda J. Reiners, and John C. Rood.

1.15        “Lindsey Action” means the shareholder derivative action filed by Plaintiff Lindsey in the Court of Chancery of Delaware, captioned: Lindsey v. Quiroga, et al., Case No. 2023-0674 (Del. Ch.).

1.16       “Litigation Demand” means the shareholder litigation demand served on the Board by shareholder Kamal Qureshi to investigate and commence legal proceedings against certain of the Defendants.

1.17         “Mediator” means Jed D. Melnick, Esq. of JAMS ADR.

1.18        “Momentus” or the “Company” means nominal defendant Momentus Inc. and includes all of its subsidiaries, predecessors (including but not limited to SRAC), successors, affiliates, officers, directors, employees, and agents.

1.19          “Notice” means the Notice of Proposed Derivative Settlement and of Settlement Hearing, substantially in the form of Exhibit C attached hereto.

1.20      “Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

1.21         “Plaintiffs” means, collectively, Justin Rivlin, Melissa Hanna, and Brian Lindsey, along with stockholder Kamal Qureshi.

1.22        “Plaintiffs’ Counsel” means (i) Johnson Fistel LLP, 501 West Broadway, Suite 800, San Diego, CA 92101; (ii) The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017; (iii) The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016; and (iv) Gainey McKenna & Egleston, 260 Madison Avenue, 22nd Floor, New York, NY 10016.

1.23        “Plaintiffs’ Releasees” shall mean each Plaintiff and each and every other Company stockholder (directly or indirectly), and each of their respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributes, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including Plaintiffs’ Counsel), personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

1.24        “Plaintiffs’ Released Claims” shall mean any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including unknown claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Derivative Matters or in any other court, tribunal, or proceeding by Plaintiffs, any other Company stockholder derivatively on behalf of the Company, or by the Company directly against any of the Defendants’ Releasees which have in the past been, or now or hereafter, are based upon, arise out of, relate in a material way to, or materially involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Derivative Matters, or (b) which could have been asserted against any of the Defendants’ Releasees in the Derivative Matters. Plaintiffs’ Released Claims shall not include any Unreleased Claims as defined herein at ¶ 1.39.

1.25       “Preliminary Approval Order” means the order to be entered by the Court, substantially in the form of Exhibit B attached hereto, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current Momentus Stockholders, and scheduling a Settlement Hearing to consider whether the Settlement, Fee and Expense Amount, and Plaintiff Service Awards should be finally approved.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

1.26        “Related Person(s)” means each of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, shareholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.27      “Released Claim(s)” means collectively all claims (including Unknown Claims), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, concealed or hidden, apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that have been asserted, could have been asserted, or in the future could be asserted against any Released Persons in the Litigation, or in any other court, tribunal, forum, or proceeding, based upon, arising from, or in any way related to the transactions or occurrences referenced in the Derivative Matters (including without limitation claims of fraud, breach of any duty, negligence, gross negligence, mismanagement, gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, contribution, indemnification, and violations of federal securities laws, whether individual, derivative, representative, legal, equitable, or any other type, and arising under United States federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity). Released Claim(s) shall not include any Unreleased Claims as defined herein at ¶ 1.39.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

1.28        “Rivlin Action” means the shareholder derivative action filed in the United States District Court for the Central District of California, captioned: Rivlin v. Kabot, et al., Case No. 2:23-cv-03120 (C.D. Cal.).

1.29         “Securities Class Action” means In re Stable Road Acquisition Corp. Securities Litigation, Case No. 2:21-cv-05744 (C.D. Cal.).

1.30       “Settling Parties” means, collectively, Plaintiffs (on behalf of themselves and derivatively on behalf of Momentus), the undersigned Individual Defendants (excluding Kokorich), the SRAC Defendants, and nominal defendant Momentus.

1.31         “Settlement” means the agreement, terms, and conditions contained in this Stipulation and its exhibits.

1.32        “Settlement Hearing” means a hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.33         “Sponsor” means SRC-NI Holdings LLC.

1.34         “SRAC” means Stable Road Acquisition Corp.

1.35         “SRAC Defendants” means, collectively, Stable Road Acquisition Corp. and the Sponsor.

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1.36        “Stipulation” means this Stipulation and Agreement of Settlement, dated August 26, 2024.

1.37       “Summary Notice” means the Summary Notice of Proposed Derivative Settlement, substantially in the form of Exhibit D attached hereto.

1.38       “Unknown Claims” means any claim a Person does not know or suspect to exist in his, her, or its favor at the time of the releases provided for herein, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons as described herein, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive, and shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by or under California Civil Code §1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent in effect to §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the released claims, but it is the intention of the Settling Parties completely, fully, finally, and forever to compromise, settle, release, discharge, and extinguish any and all of the Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts, and based upon any theory of law or equity, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule. The Settling Parties acknowledge, and the Releasing Persons shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and was a material element of the Settlement.

1.39       “Unreleased Claims”: means (i) any direct and/or class action claims (not derivative claims) asserted against any of the Defendants expressly named as a defendant in the class action captioned In re Momentus Inc. S’holder Litig., Case No. 2022-1023 (Del. Ch. Nov. 11, 2022) before the Honorable Paul A. Fioravanti, Jr.; or (ii) any claims for indemnification or advancement, entitlement to insurance proceeds, or any other claim belonging to an Individual Defendant against the Company.

2.	Terms of the Settlement

2.1          Within sixty (60) days after the Effective Date, the Company shall implement the Reforms set forth in Exhibit A hereto, which shall remain in effect for no less than four (4) years from the date the Judgment becomes Final (the “Effective Term”), subject to the provisions of § V, ¶¶ 7.1 and 7.2.

2.2          The Company acknowledges and agrees that the filing, issuance, pendency, and settlement of the Derivative Matters were a material cause of its decision to adopt, implement, and maintain the Reforms.

2.3        The Company further acknowledges and agrees that the Reforms benefit the Company and its stockholders and constitute fair, reasonable and adequate consideration for Plaintiffs’ release of the derivative claims.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

3.	Approval and Notice

3.1          Within ten (10) business days after the execution of this Stipulation, Plaintiff in the Hanna Action shall submit this Stipulation, together with its exhibits, to the Court. Thereafter, Plaintiff in the Hanna Action will apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current Momentus Stockholders; (iii) approval of the form of Notice attached hereto as Exhibit C and the Summary Notice attached hereto as Exhibit D; and (iv) a date for the Settlement Hearing.

3.2          Within ten (10) days after the Court’s entry of the Preliminary Approval Order, the Company shall: (1) post a copy of the Notice and the Stipulation (including exhibits thereto) on the Investor Relations page of the Company’s website; (2) issue a press release with the Summary Notice on Business Wire, GlobeNewswire, or similar news wire service; and (3) file with the SEC the Notice and Stipulation (including exhibits thereto) as exhibits to a Form 8-K with the SEC.

3.3          The Notice and Summary Notice shall provide a link to the Investor Relations page on the Company’s website where the Notice and Stipulation (including exhibits thereto) may be viewed, which page will be maintained through the date of the Settlement Hearing. The Company shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in §V, ¶3.2. The Parties shall confirm in appropriate settlement filings that they believe the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to the Company’s stockholders pursuant to applicable law and due process, and the Company’s counsel shall file a declaration or affidavit confirming compliance with provision of the notice of the Settlement as approved by the Court within twenty (20) days after the Court’s entry of the Preliminary Approval Order.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

3.4          The Plaintiff in the Hanna Action shall request that the Court hold the Settlement Hearing to approve the Settlement and the Fee and Expense Amount and Plaintiffs’ Service Awards at least forty-five (45) calendar days after the notice program detailed in §V, ¶3.2 above is given.

3.5          Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all other Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4.	Releases

4.1          Upon the Effective Date, Plaintiffs, on behalf of themselves and their Related Persons, derivatively on behalf of the Company, and on behalf of all current Company stockholders who may act derivatively on behalf of the Company, shall release, relinquish, and discharge the Defendants’ Releasees from Plaintiffs’ Released Claims.

4.2          Upon the Effective Date, Defendants, on behalf of themselves and their Related Persons, shall release, relinquish, and discharge each and all of the Plaintiffs’ Releasees from any and all manner of Defendants’ Released Claims.

4.3          If the Settlement is approved by the Court, Defendants and/or Defendants’ Releasees may file the Settlement and/or Judgment in any action that has been or may be brought against them in order to cause the dismissal and to support as may be necessary a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and Plaintiffs’ Counsel in the Derivative Matters other than the Hanna Action shall promptly dismiss their Derivative Matters with prejudice in accordance with §V, ¶¶ 6.4 herein.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

4.4        Notwithstanding §V, ¶¶ 4.1 through 4.3 above, nothing in the Stipulation or the Judgment shall provide a release of any claims to enforce this Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing in §V, ¶¶ 4.1 through 4.3 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Delaware law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.

5.	Separately Negotiated Fee and Expense Amount and Plaintiffs’ Service Awards

5.1          After reaching agreement in principle on the substantive consideration for the Settlement, the Settling Parties commenced good faith, arm’s-length negotiations concerning a fair and reasonable amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, overseen and assisted by the Mediator. The Settling Parties acknowledge and agree that the Settlement and the Reforms identified in the Stipulation provide substantial benefits to the Company. As a result, and in recognition of those substantial benefits, the Company’s directors’ and officers’ liability insurance carriers have agreed to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of $300,000 (the “Fee and Expense Amount”), subject to approval by the Court. The Settling Parties mutually agree that Plaintiffs’ Counsel are entitled to awards of reasonable attorneys’ fees and expenses for their roles in connection with the Settlement, and Defendants further agree not to oppose Plaintiffs’ request for an amount up to or including the Fee and Expense Amount.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

5.2          Defendants shall not object to Plaintiffs’ request to the Court for approval of reasonable service awards (the “Service Awards”) to be paid to each of the Plaintiffs from the Fee and Expense Amount.

5.3          The Fee and Expense Amount shall be transferred to a trust account (the “Trust Account”) held by Johnson Fistel LLP (“Johnson Fistel”), as receiving agent for Plaintiffs’ Counsel within thirty (30) calendar days after the date of entry of the Preliminary Approval Order. Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Trust Account, its operation, and any taxes or expenses incurred in connection with the Trust Account. Johnson Fistel shall be solely responsible for any administrative costs associated with the Trust Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.4          The attorneys’ fees and costs, to the extent approved by the Court, shall be released to Plaintiffs’ Counsel from the Trust Account once the Court enters the Final Order and Judgment approving the Settlement and the Fee and Expense Amount, notwithstanding any potential appeals. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Should the Court order the payment of attorneys’ fees and expenses in an amount less than the agreed Fee and Expense Amount, then only the Court-approved amount, plus interest earned thereon, shall be released to Plaintiffs’ Counsel from the Trust Account, and all remaining amounts shall be returned to Momentus within fifteen (15) calendar days of the entry of the Judgment.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

5.5          Payment of the Fee and Expense Amount shall constitute final and complete payment for all of Plaintiffs’ Counsel’s attorneys’ fees and expenses in connection with the Derivative Matters. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be presented to and be mediated by the Mediator, and if mediation is unsuccessful, decided on a final, binding, non-appealable basis by the Mediator, on the terms and subject to the processes and procedures set forth by the Mediator in his sole discretion. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel and split evenly among Plaintiffs’ Counsel. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount amongst Plaintiffs’ Counsel. Defendants shall have no obligation to make any payment to Plaintiffs’ Counsel. The Company’s insurance carriers shall have no obligation to make any payment to Plaintiffs’ Counsel other than the payment to the Trust Account as provided in §V, ¶¶5.1-5.2 herein.

5.6          If for any reason, any condition in §V, ¶6.1 is not met, if the Stipulation does not become effective or is in any way canceled or terminated, if the court in the Rivlin Action and/or the Lindsey Action indicates that it will not enter dismissal with prejudice of such action as contemplated in §V, ¶6.4, or if the Judgment does not become Final (individually or collectively, a “Triggering Event”), each of Plaintiffs’ Counsel (and each of their successors) shall be obligated to repay to Momentus, within fifteen (15) calendar days of the Triggering Event, the amount of the Fee and Expense Amount, or part thereof, that they received respectively. To the extent all or any remaining portion of the Fee and Expense Amount remains in the Trust Account at the time of a Triggering Event, then Johnson Fistel will return all (or any remaining portion) of the Fee and Expense Amount to Momentus (with the interest accrued thereon) within fifteen (15) calendar days of the Triggering Event.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

5.7          The Trust Account, Johnson Fistel (as receiving agent), and each of Plaintiffs’ Counsel who receives any portion of the Fee and Expense Amount shall be subject to the Court’s jurisdiction for the purposes of enforcing Section V herein or any other of the provisions herein related to the Fee and Expense Amount (except as otherwise provided above).

5.8          Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.

5.9          In light of the benefits they have helped to create for all Current Momentus Stockholders, each of the Plaintiffs may apply for Court-approved Service Awards in the amount of as much as $2,000 each (the “Service Awards”). The Service Awards shall be funded exclusively from the Fee and Expense Amount. Defendants shall not object to Plaintiffs’ request to the Court for approval of reasonable Service Awards, and Defendants shall have no obligation to separately pay any such Service Award.

6.	Conditions of Settlement, Effect Of Disapproval, Cancellation, or Termination

6.1          The Effective Date of the Stipulation shall be conditioned upon the occurrence of all of the following events:

(i)        the Court’s entry of the Preliminary Approval Order, substantially in the form as Exhibit B, and approval of the content and method of providing notice of the proposed Settlement to Current Momentus Stockholders, and the subsequent dissemination of the notice to Current Momentus Stockholders;

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

(ii)        Court entry of the Judgment, in all material respects in the form set forth as Exhibit E, approving the Settlement and dismissing the Hanna Action with prejudice, without awarding costs to any party, except as provided herein;

(iii)       Plaintiffs’ submission of requests for dismissal with prejudice of the Rivlin Action and the Lindsey Action, in accordance with §V, ¶¶ 6.4 herein;

(iv)        the payment of the Fee and Expense Amount in accordance with §V, ¶¶ 5.1-5.2 hereof; and

(v)         the passing of the date upon which the Judgment become Final.

6.2          If any of the conditions specified in §V, ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to §V, ¶6.4, and the Settling Parties shall be restored to their respective positions in the Derivative Matters as of the date immediately preceding the date of this Stipulation, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation. Notwithstanding anything herein to the contrary, an order or proceeding relating to the Fee and Expense Amount, or any appeal from any order relating thereto (or reversal or modification thereof), shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment.

6.3          In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to §V, ¶6.2 above, all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Litigation. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Matters for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

6.4          Within five (5) days of the Court’s entry of the Judgment in all material respects in the form set forth as Exhibit E, (i) Plaintiffs in the Rivlin Action and Lindsey Action shall file the necessary documents for voluntary dismissal of those respective actions with prejudice in accordance with local rules and substantially in the forms attached hereto as Exhibits F and G, and (ii) the Plaintiffs shall cause the Litigation Demand and any other such demand on the Board of Momentus to be withdrawn. The Settling Parties agree to cooperate to accomplish the terms as set forth herein.

7.	Bankruptcy

7.1         In the event any proceedings by or on behalf of Momentus, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents,  releases, and approvals for effectuation of the Stipulation in a timely and expeditious manner; provided, however, that this Stipulation and any orders contemplated hereby shall not prevent a bankruptcy court from subsequently approving a bankruptcy plan that modifies or supersedes the Reforms in whole or in part; and provided further that nothing herein shall preclude or limit in any way any Person from advancing arguments in Bankruptcy Proceedings regarding the priority of Unreleased Claims or claims regarding entitlement to insurance proceeds and/or assets of the estate in the event of any Bankruptcy Proceedings.

7.2          In the event of any Bankruptcy Proceedings by or on behalf of Momentus, the Settling Parties agree that all dates and deadlines set forth in the Stipulation will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

8.	Miscellaneous Provisions

8.1          The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2          The Settling Parties intend this Settlement to be, and shall be deemed by operation of the Judgment to be, a final and complete resolution of all disputes between them with respect to the Derivative Matters. The Settling Parties further agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Settling Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule, or regulation, that the Derivative Matters were brought or defended in bad faith or without a reasonable basis.

8.3          Each of the Defendants expressly denies and continues to deny all allegations of wrongdoing, liability, or damages against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Matters.

8.4          Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation (including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement):

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

 (a)        shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, (i) a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs, (ii) the validity, or lack thereof, of any claim that has been or could have been asserted or raised in the Derivative Matters or in any other litigation, (iii) the deficiency or infirmity of any defense that has been or could have been asserted or raised in the Derivative Matters or in any other litigation, or (iv) any fault, wrongdoing, negligence, or liability of any of Defendants’ Releasees;

 (b)       shall not be offered, received, or used in any way (i) against any of Defendants’ Releasees as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any of Defendants’ Releasees, or (ii) against Plaintiffs’ Releasees as evidence of any infirmity in their claims;

 (c)       shall not be offered, received, or used in any way against any of Defendants’ Releasees as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission, or wrongdoing, or in any way referred to for any other reason as against Defendants’ Releasees in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

8.5         Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation, the Court order approving the Stipulation, and/or the Judgment, in any action that may be brought against them to effectuate the protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under United States federal or state law or foreign law.

8.6           The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.7         The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.8          This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Derivative Matters, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.9        The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

8.10         The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

8.11         The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties, Defendants’ Releasees, and Plaintiffs’ Releasees. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed, or actual sale, merger or change-in-control of Momentus shall not void this Stipulation, and that, in the event of a planned, proposed, or actual sale, merger, or change-in-control of Momentus, they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

8.12         The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.13       This Stipulation shall be construed as if the Settling Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Settling Parties.

8.14        All agreements made and orders entered during the course of the Derivative Matters relating to the confidentiality of information and documents shall survive this Stipulation.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

8.15         Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended, or shall be deemed, to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel, on the one hand, and Defendants’ Counsel, on the other hand, in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any United States federal or state court, or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

8.16         The Settling Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.17        Each Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties.

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of August 26, 2024.

/s/ Brett M. Middleton	/s/ Charles E. Elder
Brett M. Middleton	Charles E. Elder

JOHNSON FISTEL, LLP	BRADLEY ARANT BOULT
501 West Broadway, Suite 800	CUMMINGS LLP
San Diego, CA 92101	1221 Broadway, Suite 2400
Telephone: (619) 230-0063	Nashville, Tennessee 37203
brettm@johnsonfistel.com	Telephone: (615) 244-2582
celder@bradley.com

Counsel for Plaintiff Melissa Hanna
and Stockholder Kamal Qureshi	Aaron Goodman
BAKER & McKENZIE LLP
10250 Constellation Blvd., Suite 1850
Los Angeles, California 90067
Telephone: (310) 201-4709
agoodman@bakermckenzie.com

Counsel for Nominal Defendant Momentus
Inc. and Defendants John C. Rood, Chris
Hadfield, Mitchel B. Kugler, Victorino
Mercado, Kimberly A. Reed, and Linda J.
Reiners

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

/s/ Timothy Brown	/s/ Jeffrey L. Steinfeld
Timothy Brown	Jeffrey L. Steinfeld

THE BROWN LAW FIRM, P.C.	WINSTON & STRAWN LLP
767 Third Avenue, Suite 2501	333 South Grand Avenue, 38th Floor
New York, NY 10017	Los Angeles, CA 90071
Telephone: (516) 922-5427	Telephone: (213) 615-1700
tbrown@thebrownlawfirm.net	Email: jlsteinfeld@winston.com

Counsel for Plaintiff Justin Rivlin	Counsel for Defendant Dawn Harms

/s/ Thomas J. McKenna	/s/ Christopher Esbrook
Thomas J. McKenna	Christopher Esbrook
Gregory M. Egleston

GAINEY McKENNA &	ESBROOK P.C.
EGLESTON	Christopher Esbrook
260 Madison Avenue, 22nd Floor	David F. Pustilnik
New York, NY 10016	Kirk Watkins
Telephone: (212) 983-1300	321 Clark Street, Suite 1930
tjmckenna@gme-law.com	Chicago, IL 60654
gegleston@gme-law.com	Telephone: (312) 319-7680
christopher.esbrook@esbrook.com
Counsel for Plaintiff Brian Lindsey	david.pustilnik@esbrook.com
kirk.watkins@esbrook.com

Counsel for Defendants Brian Kabot, Juan Manuel Quiroga, Edward K. Freedman, James Norris, Marc Lehmann, James Hofmockel, Ann Kono, and SRC-NI Holdings, Inc.

/s/ William E. Stoner
William E. Stoner

STONER CARLSON LLP 301 E.
Colorado Boulevard, Suite 320
Pasadena, California 91101
Telephone: (213) 687-2640
wstoner@stonercarlson.com

Counsel for Defendant Fred Kennedy

STIPULATION OF AGREEMENT OF SETTLEMENT Case No. 5:23-CV-00374

Ex 99.2 Ex A

EXHIBIT A

I.	CORPORATE GOVERNANCE REFORMS

A.	Board-Level Risk Management Enhancements

The Board, directly or through committees as appropriate, shall, to the extent it is not already doing so, and subject to the requirements and directives of the SEC-mandated Independent Compliance Consultant and the CFIUS-mandated National Security Agreement:

1.	Oversee the risk management policies of the Company and conduct oversight of Momentus’ risk management framework.

2.
Oversee the identification and monitoring of material risks relating to Momentus’ compliance with all applicable laws and regulations and public disclosures (including all SEC filings) about Momentus’ business affairs, financial reporting, and risk exposure.

3.
Whenever any material risks relating to Momentus’ compliance are identified, consider actions for mitigating these risks, as well as relevant considerations relating to Momentus’ public disclosures of these risks.

4.	Oversee the Audit Committee’s monitoring of compliance with Momentus’ Code of Business Conduct and Ethics.

5.
Oversee the Compensation Committee to assess on an annual basis the Chief Executive Officer’s and Chief Financial Officer’s contribution to Momentus’ culture of ethics and compliance and their effectiveness and dedication to ensuring Momentus’ compliance with applicable laws, rules, and regulations.

6.
Receive at least annual reviews from management regarding the effectiveness of Momentus’ internal controls over Momentus’ legal and regulatory compliance, including disclosure compliance, and oversee management’s implementation of changes to Momentus’ policies and internal controls as necessary.

7.	Oversee risks relating to Momentus’ dissemination of information regarding product or technology development and progress.

8.
Oversee risks relating to contracts and relationships with material third- party original equipment manufacturers (“OEM”) and vendors, including Momentus’ ability to adequately perform under the contracts, the risk of cancellation, non-payment and/or fines associated with any inability to perform under the contracts, and potential steps to fully disclose, rectify, and mitigate known risks.

9.	The Board, with the assistance of the Chief Compliance Officer and the Nominating Committee, shall be responsible for monitoring compliance with Momentus’ Corporate Governance Guidelines.

10.	The Board shall conduct an annual assessment of the performance of all Momentus Board committees and each of its members.

B.	Enhanced Board Reporting

The Chief Legal Officer or Chief Compliance Officer shall update the Board at each regular quarterly Board meeting regarding: (i) any material violations by the Company that are raised by the SEC, DOJ, or other regulatory agencies that fall under their respective purviews; and (ii) any material adverse developments or significant new information relating to technology or product testing that would potentially change the scope of product development, manufacturing, marketing and sales.

Upon the request of the Chief Legal Officer, Chief Compliance Officer, or the independent members of the Board, the independent members of the Board will meet in executive session with the Chief Legal Officer to review any concerns, including any whistle blower issues, reports of management wrongdoing, pending or threatened litigation, and such other matters that the Chief Legal Officer or independent board members identify. Similarly, following such a request, the independent members of the Board will meet in executive session with the Chief Compliance Officer to review any concerns, including any material compliance issues raised by the SEC, DOJ, or other regulatory agencies that fall under the Chief Compliance Officer’s purview, and the effectiveness of the Company’s policies, procedures, systems and controls designed to ensure regulatory compliance.

C.	Strategic Planning Oversight

On no less than an annual basis, Momentus’ management shall provide to the Board a strategic operating plan (the “Strategic Operating Plan”). In the ordinary course, the Board shall review and discuss the Strategic Operating Plan with management. The Board’s review of the Strategic Operating Plan shall be recorded in the minutes of the Board.

The Strategic Operating Plan shall address, as warranted, the following topics:

1.
Potential material strategic alternatives, such as mergers and acquisitions, joint ventures, acquisition or disposition of capital assets, equity and debt funding and modifications of existing capital structure, dividend policy, and stock offerings, repurchase programs and reverse splits.

2.	An evaluation of the progress and effectiveness of the prior strategic operating plan(s), recommending changes to the plan(s) where necessary or advisable and evaluating other issues or opportunities.

3.	A review of acquisition, sale, spin-off, and/or investment strategies.

4.
Following any material acquisition, sale, spin-off, or investment, a review of the status of the integration of the business units and/or products materially impacted by such transaction, including any significant challenges or delays in integration and progress towards integration.

D.	Dissemination of Board Materials One Week Prior to Meetings

In order to give the Board the ability to meaningfully discuss and address critical matters at each Board meeting, the materials the Board will be discussing at each meeting should be sent to Board members at least a week prior to the meeting, or as far in advance as possible if a week prior is impractical (e.g., if a special meeting is called on short notice).

E.	Limited Director and Committee Engagements

Momentus shall limit director and committee engagements outside the Company to help ensure that each director fulfills his or her fiduciary oversight duties by devoting sufficient attention to Momentus’ business and operations. The chair of the Company’s Audit Committee shall not serve as the chair of the Company’s Compensation Committee, and vice versa. No director, without approval by the Board, may serve on more than two (2) other public companies’ boards of directors. The Company’s Chief Executive Officer may not simultaneously serve as chairman of the board of another public company.

F.	Attendance Of Stockholder Meetings

Absent extraordinary circumstances, all directors shall be required to attend the Company’s annual meeting of stockholders, either “virtually” (i.e., online) or in person.

G.	Clawback Policy

The Board shall adopt a Clawback Policy providing that the Company may reduce or recoup the value of incentives awarded to certain company personnel for achieving financial objectives while failing to comply with laws and regulations or failing to adhere to the Company’s Code of Business Conduct & Ethics (the “Code of Conduct”). The Company shall disclose the specific protocol used to determine whether its Clawback Policy has been triggered (including who reviews this, how often, and which decision-making process was used).

H.	Additional Independent Director(s)

The Company shall, upon attainment of the Additional Director Financial Benchmark, nominate at least one (1) new independent director for approval by the stockholders at the next stockholder meeting. As used in this paragraph, the “Additional Director Financial Benchmark” shall occur if and when the Company continuously maintains a market capitalization, based on closing-day stock prices on the NASDAQ or comparable exchange, exceeding $500,000,000.

I.	Board Independence

The Company shall amend its By-laws or Articles of Incorporation to require that at least 70% of the Board be comprised of independent directors. In addition to the standards required by the NASDAQ Stock Exchange, a director will be deemed independent only if he or she:

1.	Has not been employed by the Company or by any of its direct or indirect subsidiaries in any capacity within the last three (3) calendar years.

2.	Has not served in an interim capacity as an officer of Momentus, its subsidiaries, or affiliates within the last three (3) calendar years.

3.	Has no personal service contracts with the Company or any member of the Company’s senior management.

4.
Is not an employee or officer with a not-for-profit entity that receives contributions from the Company or the Company’s executive officers totaling the lesser of $100,000 or 1% of the charity’s total contribution in the preceding two (2) calendar years.

5.
Within the last three (3) calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the SEC other than for service as a director or for which relationship no more than de minimis remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent.

6.	Is not employed by a private or public company at which an executive officer of the Company serves as a director.

7.	Has not had any of the relationships described in subsections (1) through (7) above with any affiliate of the Company.

8.	Is not a member of the immediate family of any person described in subsections (1) through (7) above.

9.
Does not have beneficial ownership interest of 5% or more in an entity that has received remuneration, other than de minimis remuneration, from the Company, its subsidiaries, or affiliates. De minimis remuneration is defined as: (i) direct remuneration of $50,000 or less received from the Company, its subsidiaries, or affiliates during a calendar year (other than compensation); or (ii) indirect remuneration paid to an entity if such remuneration does not exceed the lesser of $1 million or 1% of the gross revenues of the entity and did not directly result in an increase in the compensation received by the director from that entity.

If the Company fails to comply with the independence requirements set forth herein due to one or more vacancies of the Board, or if one or more directors cease to be independent due to circumstances beyond their reasonable control, Momentus shall within ninety (90) days regain compliance with these requirements.

In addition, the Board shall review any Related Party Transactions involving non-employee directors as part of the annual determination of their independence.

J.	Board Training

Each member of the Board shall receive training on the Company’s Corporate Governance Guidelines, Code of Business Conduct, Supplemental Code of Business Conduct and Ethics, and Best-in-Class Practices within one (1) year after the settlement. Such training may be conducted on-site by and/or under the guidance of the Chief Compliance Officer or Chief Legal Officer. The training requirement may also be satisfied by attending a program offered by an outside entity specializing in director education, such as the Stanford Law School Directors’ College, the Vanderbilt Directors’ College, Dartmouth Tuck School, NACD, or similar program. All new Board members must receive similar training within six (6) months of their election or appointment to the Board. All such programs shall contain material directed to the issues of compliance with law and regulation, disclosures to stockholders, and fiduciary duties in the context of a heavily regulated public company, including compliance with Generally Accepted Accounting Principles (“GAAP”), the Sarbanes-Oxley Act, corporate governance, assessment of risk, compliance auditing, and reporting requirements for publicly traded corporations.

K.	Management-level Disclosure Committee

The existing Management-level Disclosure Committee (the “Management Committee,” as referred to in the Charter of the Disclosure Committee of the Board of Directors of Momentus Inc.) shall be enhanced to assure: (i) the accuracy of any material information disseminated via corporate disclosure channels delivering information to investors; (ii) truthful and accurate filings with the SEC; and (iii) adequate internal controls concerning the Company’s audited financial statements.

The Company shall develop a Charter for the Management Committee which shall be posted on Momentus’ website. The Management Committee will evaluate and assess its Charter and its performance annually or upon the occurrence of certain material events. Any changes to the Management Committee’s Charter must be approved by the Certifying Officers (defined below).

No Board member shall serve on the Management Committee. The Management Committee members shall consist entirely of senior officers and representatives from the key manufacturing, operations, marketing, sales and other relevant functional areas of the Company, as well as Momentus’ Chief Compliance Officer, Chief Legal Officer, and Chief Financial Officer (“CFO’). Additional committee members may be appointed and/or removed by the Chief Executive Officer (“CEO”) and CFO (the “Certifying Officers”) at any time. One member of the Management Committee will be designated the Committee’s Chairperson by the Certifying Officers.

The management Committee Chairperson shall schedule and preside over meetings and ensure the timely preparation of agendas and written minutes from meetings. Any interpretation of the Charter or the Management Committee’s procedures shall be made by the Management Committee Chairperson. The Chairperson or the Certifying Officers may retain outside consultants or advisors, including independent auditors, and other personnel of the Company as appropriate. The Chairperson will report at least quarterly to the Audit Committee and at least annually to the full Board.

The Management Committee shall hold regular meetings prior to the preparation and filing of Momentus’ annual and quarterly financial statements, and ad-hoc meetings from time to time as directed by the Management Committee’s chairperson or the Chief Compliance Officer. Representatives of the Company’s independent auditors and other personnel of Momentus, or representatives of its outside advisors, may be invited to attend Management Committee meetings as deemed necessary or appropriate by the Management Committee in performing its duties and responsibilities. The Chief Compliance Officer shall report any concerns regarding disclosure issues to the Audit Committee and Board-level Disclosure Committee as outlined herein.

The mission of the Management Committee will include supporting the Board Disclosure Committee in ensuring effective procedures and protocols are in place at the Company to guarantee that all of Momentus’ public statements, including, but not limited to, SEC filings, press releases, and material statements to non-Company individuals at public or private meetings, are vetted for accuracy, integrity, and completeness, and reviewing with management its ongoing compliance with these protocols and procedures.

In addition to the foregoing duties and responsibilities, the Management Committee shall support and supplement the efforts of the of the Board Disclosure Committee in creating and implementing the following policies, procedures, and internal controls:

1.
Establish controls and other procedures that are designed to ensure that information required to be disclosed by Momentus in the reports it files or submits under the Securities Exchange Act of 1934 (“Exchange Act”) and other information that the Company may disclose to the public is recorded, processed, summarized, and reported accurately and within the time periods specified in the SEC’s rules and regulations.

2.
Ensure the timely and accurate public disclosure of material information concerning, among other things: (i) Momentus’ progress on developing new vehicle technology or vehicles, and any factors that may have a material impact on the Company’s ability to produce and/or maintain such technology and related consumer products; (ii) material changes to the Company’s technology development strategy; (iii) risks and benefits assessment for management’s planned material changes to that strategy; and (iv) actual impact of management’s material changes to Momentus’ business and financial position.

3.
Require each member of the Management Committee attend and participate in training regarding the standards of disclosure obligations of publicly traded companies, including, but not limited to, the concept of subsequent events. This training will be conducted on at least an annual basis.

4.
Design, implement, and monitor the Company’s disclosure controls and procedures, and mitigate any information gaps between management and investors through material information disseminated on social media and other non-SEC platforms delivering information to investors. Evaluate the effectiveness of Momentus’ disclosure controls and procedures as of the end of each quarter and year.

5.	Review and institute as necessary pre-clearing mechanisms for any material information disseminated on social media and other non-SEC platforms delivering information to investors.

6.
Upon request by the Board Disclosure Committee, review the Company’s Exchange Act filings (including Form 10-Qs, Form 10-Ks, Form 8-Ks, and Proxy Statements), registration statements, press releases containing financial information, information about material acquisitions or dispositions or other information material to the Company’s security holders, correspondence to stockholders, and presentations to analysts and investors, which includes analyst and investor conferences and scripts utilized during question and answer sessions of earnings conference calls.

7.
Upon request by the Board Disclosure Committee, review each Exchange Act report prior to filing with the SEC to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects.

8.
Provide a sub-certification to the Certifying Officers before filing each SEC Periodic Report as to (i) the Management Committee’s compliance with the Company’s Disclosure Policy and this Charter, and (ii) the Management Committee’s conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls.

9.	Report to and advise the Company’s CEO and CFO with respect to the certifications they must provide for Momentus’ quarterly and annual reports.

10.	Evaluate the materiality of information and events relating to or affecting the Company and determine the timing and appropriate method of disclosure of information deemed material.

11.
Discuss quarterly financial statements with the independent auditors and the overall scope and plans of the audit and ensure that Momentus’ financial results, as reflected in the Company’s public statements, comply with GAAP.

Moreover, the Management Committee shall be responsible for the creation and implementation of a policy to regulate any interim public disclosures to stockholders. These guidelines will apply to all public communications by Momentus, including SEC filings, presentations at conferences, including presentations at investor conferences, statements on quarterly earnings calls, and/or any other statements by members of management and/or the Board, as follows:

1.
If management and/or the Board choose to publicly release interim product technologies, Momentus will disclose the status of such technologies or products in a manner that indicates if they are a working prototype and the stage or status of design, development, and testing.

2.
If Momentus discloses interim product technologies in a manner that is designed, tested, or manufactured differently from the way in which it was previously described, the disclosure shall state that changes were made in the design, development, or testing of the technology or product.

In order to execute its responsibilities, the Management Committee shall have full access to all Momentus’ books, records, facilities, employees, legal counsel, and independent auditors.

L.	Management-level Training

The Management Committee, in consultation with the Chief Compliance Officer, shall select key members of management, including key gatekeepers in the internal control processes (e.g., those with approval authority or certification responsibilities), to receive training on the Company’s Corporate Governance Guidelines, Code of Business Conduct, Supplemental Code of Business Conduct and Ethics, and Best-in-Class Practices within one (1) year after the settlement, and from time to time thereafter as determined by the Management Committee.

All such training programs shall contain material directed to issues of compliance with law and regulation, disclosures to stockholders, and fiduciary duties in the context of a heavily regulated public company, including compliance with GAAP, the Sarbanes-Oxley Act, corporate governance, assessment of risk, compliance auditing, and reporting requirements for publicly traded corporations.

This training may be conducted either at an outside entity or internally by the Company’s General Counsel or outside counsel, at the discretion of the Management Committee.

M.	Chief Compliance Officer

1.
The Chief Compliance Officer (“CCO”) shall report directly to the Audit Committee and Board Disclosure Committee (“Disclosure Committee”), as necessary, to facilitate the Board’s oversight responsibilities.

2.
To the extent that the CCO is not already, the CCO shall also be designated as a member of the Company’s Management Committee and shall be subject to the responsibilities delegated therein consistent with the improvements proposed herein.

3.
The CCO shall be primarily responsible for managing the Company’s ethics and compliance program and for assisting the Board in fulfilling its oversight duties regarding the Company’s compliance with applicable laws, regulations, and accounting standards, and the dissemination of true and accurate information.

In performing his or her duties and fulfilling the responsibilities described herein, the CCO shall keep the Audit Committee, the Disclosure Committee, and the Management Committee timely informed, seek the Audit Committee and the Disclosure Committee’s assistance, and may delegate responsibilities as reasonably necessary.

The responsibilities and duties of the CCO shall include the following:

1.	Oversight and administration of the Company’s corporate governance policies, fostering a culture that integrates compliance and ethics into business processes and practices.

2.
Working with the Management Committee, Audit Committee, and the Disclosure Committee to evaluate and define the goals of the Company’s ethics and compliance program in light of trends and changes in laws which may affect the Company’s compliance with laws relating to disclosure of the Company’s risk exposure.

3.
Managing and overseeing the Company’s ethics and compliance program, implementing procedures for monitoring, and evaluating the program’s performance, and communicating with the Audit Committee, the Disclosure Committee, and the full Board as needed, regarding progress toward meeting program goals.

4.
Acting as the liaison between management, including the Management Committee, the Chief Legal Officer, the Disclosure Committee, the Audit Committee, and the Board, in which capacity the CCO shall: (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (ii) report material risks relating to compliance or disclosure issues to the Management Committee and Disclosure Committee and, as applicable, the Audit Committee promptly upon identification of these risks; and (iii) make written recommendations for further evaluation and/or remedial action, as appropriate, within deadlines established by the Disclosure Committee; (iv) prepare quarterly written reports to the Disclosure Committee designed to keep the Board up to date on all material compliance risks; and (v) prepare annual reports evaluating new and ongoing compliance risks, the effectiveness of the Company’s compliance-related internal controls, and management’s effectiveness in anticipating, addressing and mitigating compliance risk, along with recommendations for improvements.

5.
Performing an independent review of the Company’s draft quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K, and related materials prior to their publication to ensure: (i) the accuracy, completeness, and timeliness of disclosures relating to risk exposure from the Company’s reporting of financial data and quality of its internal controls; (ii) the identification and disclosure of any material risks to the Company’s compliance with applicable laws and regulations; and (iii) accurate reporting of any material issues that may merit disclosure to Management Committee and the Disclosure Committee.

6.
Reviewing and approving the Company’s press releases, and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to accounting matters and any material risks to the Company’s compliance with applicable laws and regulations and reporting any material issues that may merit disclosure to the Management Committee and Disclosure Committee.

7.	Working with the Audit Committee, and as part of the Management Committee, to ensure the completeness and accuracy of the financial data contained in the Company’s periodic financial reports.

8.
Promptly reporting to the Audit Committee any allegations of noncompliance and ethics concerns relating to fraud or reporting violations and preparing written reports to the Disclosure Committee evaluating, and where necessary recommending, remedial actions.

9.
Working with the Company’s Chief Legal Officer, outside legal counsel, and the Disclosure Committee to evaluate the adequacy of the Company’s internal controls over compliance and developing proposals for improving these controls. This includes meeting with the Company’s legal counsel and Disclosure Committee at least every quarter to discuss ongoing and potential litigation and compliance issues.

10.	Working with the Company’s Chief Legal Officer to oversee employee training in risk assessment and compliance.

11.	Implementing and maintaining systems for the timely compliance with all Section 16 reporting and disclosure requirements.

12.
Receiving up-to-date lists from all Board members and executive officers of companies in which they are a director, an officer, and/or of which they own a controlling interest, and promptly update the list and report to the Audit Committee regarding the same when any changes occur.

Ex 99.2 Ex B

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

MELISSA HANNA, Derivatively on Behalf of MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Plaintiff,

vs.

BRIAN KABOT, JUAN MANUEL QUIROGA, JAMES NORRIS, JAMES HOFMOCKEL, MIKHAIL KOKORICH, DAWN HARMS, FRED KENNEDY, CHRIS HADFIELD, MITCHEL B. KUGLER, VICTORINO MERCADO, KIMBERLEY A. REED, LINDA J. REINERS, JOHN C. ROOD, STABLE ROAD ACQUISITION CORP., and SRC-NI HOLDINGS, LLC,

Defendants,

and

MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Nominal Defendant.
Case No. 5:23-CV-00374 [PROPOSED] PRELIMINARY APPROVAL ORDER

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

This matter came before the Court on Plaintiffs’ unopposed motion requesting that the Court enter an order: (i) preliminarily approving the proposed settlement (“Settlement”) of stockholder derivative claims brought on behalf of Momentus, Inc. (“Momentus” or the “Company”) in accordance with the Stipulation and Agreement of Settlement dated August 26, 2024 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current Momentus Stockholders; and (iii) setting a date for the Settlement Hearing.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, which will resolve the above-captioned stockholder derivative action brought on behalf of Momentus (the “Hanna Action”), as well as resolution of the claims in the related Derivative Matters detailed in the Stipulation;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Momentus and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and WHEREAS, the Court also finds, upon a preliminary evaluation, that Current Momentus Stockholders should be apprised of the Settlement through the Parties’ proposed form and means of notice; allowed to file objections, if any, thereto; and appear at the Settlement Hearing.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1.          This Court preliminarily approves, subject to further consideration at the Settlement  Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

1  Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

2.           On [          ] [__], 2024, at [__]:00 [_].m., at San Jose Courthouse, Courtroom 4, 5th Floor, 280 South 1st Street, San Jose, CA 95113, the Honorable Edward J. Davila will hold a hearing (the “Settlement Hearing”) at which the Court will determine: (i) whether the terms of the
Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice, as set forth in Exhibit C to the Stipulation, and Summary Notice, as set forth in Exhibit D to the Stipulation, fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether to enter the proposed Judgment in its entirety, as set forth in Exhibit E to the Stipulation; (iv) whether the agreed-to Fee and Expense Amount as well as the Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.

3.          The Court reserves the right to: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Momentus Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Momentus Stockholders; and (iii) the right to conduct the Settlement Hearing remotely without further notice to Current Momentus Stockholders.

4.           The Court finds that the form, substance, and dissemination of information to Current Momentus Stockholders regarding the proposed Settlement in the manner set out in this order (“Preliminary Approval Order”), including the Notice, as set forth in Exhibit C to the Stipulation, and Summary Notice, as set forth in Exhibit D to the Stipulation, constitutes the best notice practicable under the circumstances and complies with the Federal Rules of Civil Procedure and all other applicable law and due process.

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

5.            Within ten (10) days after the entry of an order by the Court preliminarily approving the Settlement, the Company shall: (1) post a copy of the notice of settlement (“Notice”) and the Stipulation (including exhibits thereto) on the Investor Relations page of the Company’s website; (2) issue a press release with the Summary Notice on GlobeNewswire; and (3) file with the U.S. Securities and Exchange Commission (“SEC”) the Notice and Stipulation (including exhibits thereto) as exhibits to a Form 8-K with the SEC. The Notice and Summary Notice shall provide a link to the Investor Relations page on the Company’s website where the Notice and Stipulation (including exhibits thereto) may be viewed, which page will be maintained through the date of the final settlement hearing.

6.           All costs incurred in the posting, filing, and publishing of the notice of the Settlement as provided in paragraph 5 above shall be paid by Momentus, and Momentus shall undertake all administrative responsibility for the posting, filing, and publishing of such notice of the Settlement.

7.           Within twenty (20) days after the entry of this Preliminary Approval Order, Defendants’ Counsel shall file with the Court a declaration with respect to the posting, filing, and publishing of the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

8.           Pending final determination as to whether the Settlement should be approved, Plaintiffs, Current Momentus Stockholders, and any other of Plaintiffs’ Releasees, and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to Defendants’ Releasees based on or relating in any way to Plaintiffs’ Released Claims.

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

9.           Current Momentus Stockholders who wish to object to the fairness, reasonableness or adequacy of the Settlement or to any term(s) of the Settlement must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a statement of objection, which must be received by no later than [] [__], 2024 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order). Any Current Momentus Stockholder may object on his, her or its own, or through counsel hired at his, her or its own expense. Any Current Momentus Stockholder’s objection should set out the specific reasons, if any, for each objection, including any legal support the Current Momentus Stockholder wishes to bring to the Court’s attention and any evidence the Current Momentus Stockholder wishes to introduce in support of such objections. The statement of objection must include the caption of the Hanna Action and the following information: (i) the Current Momentus Stockholder’s name, address, telephone number and e-mail address (if available); (ii) the number of shares of Momentus stock the Current Momentus Stockholder currently holds, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a current Momentus stockholder as of August 26, 2024, through the present, (iii) if the objection is made through the Current Momentus Stockholder’s counsel, that counsel’s name, address, telephone number and e-mail address; (iv) a statement of specific objections to the Settlement, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; (v) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and (vi) a list – including dates, courts, case names and numbers, and disposition – of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

10.        Any attorney retained by a Current Momentus Stockholder for the purpose of objecting must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of appearance, which must be received by no later than [_____________] [__], 2024 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order).

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

11.        A Current Momentus Stockholder who wishes to object to the proposed Settlement does not need to attend the Settlement Hearing. However, any Current Momentus Stockholder who files and serves a timely written objection pursuant to this Preliminary Approval Order – and only such Current Momentus Stockholders – may appear at the Settlement Hearing either in person or through personal counsel retained at his, her or its own expense. Any Current Momentus Stockholder’s counsel who intends to make an appearance at the Settlement Hearing must serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of intention to appear, which must be received by no later than [] [__], 2024 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order).

12.        Any submissions made pursuant to paragraphs 9 through 11 of this Preliminary Approval Order must be (i) sent or delivered to the following addresses:

Clerk of Court
U.S. District Court for the Northern District of California
450 Golden Gate Avenue, Box 36060
San Francisco, CA 94102-3489

Counsel for Plaintiff Hanna:

Brett M. Middleton
Jonathan M. Scott
JOHNSON FISTEL, LLP
501 West Broadway, Suite 800
San Diego, CA 92101
Telephone: (619) 230-0063
Email: brettm@johnsonfistel.com
jonathans@johnsonfistel.com

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

Counsel for Defendants:

Charles E. Elder
BRADLEY ARANT BOULT CUMMINGS LLP
1221 Broadway, Suite 2400
Nashville, Tennessee 37203
Telephone: (615) 244-2582
Email: celder@bradley.com

Christopher Esbrook
David F. Pustilnik
Kirk Watkins
ESBROOK P.C.
321 Clark Street, Suite 1930
Chicago, IL 60654
Telephone: (312) 319-7680
Email:    christopher.esbrook@esbrook.com
david.pustilnik@esbrook.com
kirk.watkins@esbrook.com

Jeffrey L. Steinfeld
WINSTON & STRAWN LLP
333 South Grand Avenue, 38th Floor
Los Angeles, CA 90071
Telephone: (213) 615-1700
Email: jlsteinfeld@winston.com

William E. Stoner
STONER CARLSON LLP
301 E. Colorado Boulevard, Suite 320
Pasadena, California 91101
Telephone: (213) 687-2640
Email: wstoner@stonercarlson.com

b. Hanna Action Plaintiffs’ Counsel:

Brett M. Middleton Jonathan M. Scott

JOHNSON FISTEL, LLP

501 West Broadway, Suite 800 San Diego, CA 92101 Telephone: (619) 230-0063

Email: brettm@johnsonfistel.comjonathans@johnsonfistel.com

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

c. Defendants’ Counsel:

Charles E. Elder

BRADLEY ARANT BOULT CUMMINGS LLP

1221 Broadway, Suite 2400 Nashville, Tennessee 37203 Telephone: (615) 244-2582

Email: celder@bradley.com

Christopher Esbrook David F. Pustilnik Kirk Watkins

ESBROOK P.C.

321 Clark Street, Suite 1930 Chicago, IL 60654 Telephone: (312) 319-7680

Email:

christopher.esbrook@esbrook.comdavid.pustilnik@esbrook.comkirk.watkins@esbrook.com

Jeffrey L. Steinfeld

WINSTON & STRAWN LLP

333 South Grand Avenue, 38th Floor Los Angeles, CA 90071 Telephone: (213) 615-1700

Email: jlsteinfeld@winston.com

[PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 5:23-CV-00374

William E. Stoner

STONER CARLSON LLP

301 E. Colorado Boulevard, Suite 320 Pasadena, California 91101 Telephone: (213) 687-2640

Email: wstoner@stonercarlson.com

13.         Counsel for the Settling Parties are directed to promptly inform each other of any submission served on them (or that otherwise comes into their possession) pursuant to paragraphs 8 through 10 of this Preliminary Approval Order.

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

14.          Any Current Momentus Stockholder who fails to comply with the requirements of this Preliminary Approval Order shall waive and forfeit any and all rights he, she or it may otherwise have to object and/or to appear separately at the Settlement Hearing. Current Momentus Stockholders do not need to appear at the hearing or take any other action to indicate their approval of the Stipulation.

15.        Any Current Momentus Stockholder who submits an objection to the Stipulation shall be deemed to consent to the exclusive jurisdiction of this Court with respect to such objection and all issues that arise or relate to such objection, including any order issued or findings made by the Court regarding the objection.

16.        The Settling Parties shall file with the Court (and serve on each other) any papers they wish to submit in support of the proposed settlement as follows:

a.           Any motions for final approval of the proposed Settlement and motions for Plaintiffs’ Counsel’s Fee and Expense Amount must be filed and served at least thirty-five (35) days before the date of the Settlement Hearing as initially set by the Court in this Preliminary Approval Order; and

b. Any papers in response to objections must be filed and served at least fourteen (14) days before the date of the Settlement Hearing as initially set by the Court in this Preliminary Approval Order.

17.         All proceedings in the Hanna Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

[PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 5:23-CV-00374

18.        This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current Momentus Stockholders.

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

19.         Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Settling Parties or Released Persons, or of the validity or infirmity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein. The Settling Parties may, however, submit a copy of this Preliminary Approval Order to the courts in the Rivlin Action and the Lindsey Action to keep those courts informed as to the Settlement-related proceedings.

20.       The Court reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current Momentus Stockholders. Any Current Momentus Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investors Relations page of Momentus’ website for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Momentus Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement, except as to those matters specifically referred to the Mediator in the Stipulation.

IT IS SO ORDERED.

DATED:

HONORABLE EDWARD J. DAVILA

[PROPOSED] PRELIMINARY APPROVAL ORDER

CASE NO. 5:23-CV-00374

[PROPOSED] PRELIMINARY APPROVAL ORDER Case No. 5:23-CV-00374

Ex 99.2 Ex C
UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

MELISSA HANNA, Derivatively on Behalf of MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Plaintiff,
vs.
BRIAN KABOT, JUAN MANUEL QUIROGA, JAMES NORRIS, JAMES HOFMOCKEL, MIKHAIL KOKORICH, DAWN HARMS, FRED KENNEDY, CHRIS HADFIELD, MITCHEL B. KUGLER, VICTORINO MERCADO, KIMBERLEY A. REED, LINDA J. REINERS, JOHN C. ROOD, STABLE ROAD ACQUISITION CORP., and SRC-NI HOLDINGS, LLC,
Defendants,
and
MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),
Nominal Defendant.
Case No. 5:23-CV-00374 NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS

TO:	ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, MOMENTUS INC. (“MOMENTUS” OR THE “COMPANY”) COMMON STOCK AS OF AUGUST 26, 2024 (“CURRENT MOMENTUS STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED STOCKHOLDER DERIVATIVE ACTION (THE “ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

IF YOU HOLD MOMENTUS COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced Stockholder derivative lawsuit as well as related suits. This Notice is provided by Order of the U.S. District Court for the Northern District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.          WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the following actions:

•          Hanna v. Kabot, et al., Case No. 5:23-cv-00374 (N.D. Cal.)

•          Rivlin v. Kabot, et al., Case No. 2:23-cv-03120 (C.D. Cal.);

•          Lindsey v. Quiroga, et al., Case No. 2023-0674 (Del. Ch.);

•          Litigation Demand made by Momentus stockholder, Kamal Qureshi.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

Plaintiffs in these actions (the “Derivative Matters”), Melissa Hanna, Justin Rivlin, and Brian Lindsey, along with Momentus stockholder Kamal Qureshi (on behalf of themselves and derivatively on behalf of Momentus) (collectively “Plaintiffs”); individual defendants Brian Kabot, Juan Manuel Quiroga, Edward K. Freedman, James Norris, Marc Lehmann, James Hofmockel, Ann Kono, Dawn Harms, Fred Kennedy, Chris Hadfield, Mitchel B. Kugler, Victorino Mercado, Kimberly A. Reed, Linda J. Reiners, and John C. Rood (collectively, with defendant Mikhail Kokorich, the “Individual Defendants”); Stable Road Acquisition Corp. (“SRAC”), SRC-NI Holdings LLC (the “Sponsor”) (with SRAC, the “SRAC Defendants”); and nominal defendant Momentus (together with the Individual Defendants and the SRAC Defendants, the “Defendants”) (Plaintiffs and Defendants are collectively referred to as the “Parties”) have agreed upon terms to settle the Derivative Matters and, through counsel, have signed a written Stipulation and Agreement of Settlement (“Stipulation”) setting forth those settlement terms.

On [___________] [__], 2024, at [____] [_].m., San Jose Courthouse, Courtroom 4, 5th Floor, 280 South 1st Street, San Jose, CA 95113, the Honorable Edward J. Davila will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the notice of the Settlement to Current Momentus Stockholders fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether a final judgment should be entered; (iv) whether the agreed-to Fee and Expense Amount and Service Awards to Plaintiffs should be approved; and (v) such other matters as may be necessary or proper under the circumstances.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Momentus Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Momentus Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Momentus Stockholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Momentus (https://investors.momentus.space/) for any change in date, time or format of the Settlement Hearing.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

II.         SUMMARY OF THE ACTION

A.          Description Of The Derivative Actions And Settlement

Momentus, a Delaware corporation headquartered in California, is a commercial space company that offers satellites, satellite buses, and other satellite components, transportation and infrastructure services, including hosted payloads and other in-orbit services, to help enable the commercialization of space.

Momentus came to exist in its current form through a merger transaction (the “Merger”) it conducted with Stable Road Acquisition Company (“SRAC”), a special purpose acquisition company (“SPAC”), and SRAC’s affiliated subsidiaries. SRAC was incorporated on May 28, 2019, in the state of Delaware with its headquarters located in Venice Beach, California. Prior to the Merger, SRAC’s stated purpose was to find and acquire a cannabis company. SRAC completed its initial public offering (“IPO”) on November 13, 2019, and on October 7, 2020, SRAC and Momentus Inc. (“Legacy Momentus”) announced they had entered into a merger agreement. Pursuant to the Merger, which the Company consummated on August 12, 2021, Legacy Momentus’ business operations became the public Company’s operations.

The Derivative Matters allege that, beginning in at least October 2020, Momentus, through the actions of the Individual Defendants, engaged in a pattern of manipulation to boost its reported financial performance. The Derivative Matters asserted claims for violations of Section 14(a) of the Securities and Exchange Act (the “Exchange Act”), breaches of fiduciary duties, aiding and abetting breaches of fiduciary duties, waste of corporate assets, unjust enrichment, abuse of control, gross mismanagement and/or contribution under Sections 10(b) and 21D of the Exchange Act against the Individual Defendants who allegedly caused Momentus to make – and fail to correct – materially false and misleading statements and omissions regarding the business operations and prospects of Legacy Momentus, particularly leading up to the Merger, which certain of the Defendants were materially interested in, which artificially inflated the Company’s stock value.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

Specifically, the Company’s officers and directors were alleged to have failed to disclose to investors that: (i) the federal government had determined that the founder of the Company’s legacy business, Defendant Kokorich, to be a threat to national security; (ii) Legacy Momentus had never successfully tested its technology in space; (iii) the projections of Legacy Momentus’ future revenues were grossly overstated; and (iv) the due diligence of Legacy Momentus was superficial, ignored red flags that necessitated further investigation, and did not provide a reasonable basis for the public statements about Legacy Momentus and its Merger with SRAC. The Company also allegedly failed to maintain internal controls.

The Derivative Matters allege that, as a result of the Individual Defendants’ and the Sponsor’s alleged mismanagement, self-dealing, and wrongdoing, the Company suffered significant harm. The Derivative Matters allege that the Company faced an action by the U.S. Securities and Exchange Commission (“SEC”), naming as defendants SRAC, the Sponsor, Kabot, and Kokorich (the “SEC Action”). All parties apart from Kokorich settled the SEC Action, with the settlement terms including more than $8 million in penalties, tailored investor protection undertakings, and the Sponsor’s forfeiture of founder shares it stood to receive from the completed Merger. The SEC Action brought claims for violation of Sections 10(b) and 17(a) of the Exchange Act and Rule 10b-5 promulgated thereunder.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

The Derivative Matters also allege that the Company grossly overpaid with newly issued shares of common stock for acquiring the business operations of Legacy Momentus in connection with the Merger.

Additionally, on July 15, 2021, a securities class action was filed in the United States District Court for the Central District of California, which is captioned In re Stable Road Acquisition Corp. Securities Litigation, Case No. 2:21-cv-05744 (the “Securities Class Action”). The Securities Class Action named as defendants SRAC, Momentus, the Sponsor, Kabot, Quiroga, Norris, Hofmockel, Kokorich, Harms, and Kennedy. The Securities Class Action brought claims for violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder. On August 18, 2023, the parties in the Securities Class Action agreed to a settlement of $8.5 million. On April 23, 2024, the Court entered an order and judgment finally approving the settlement of the Securities Class Action.

The Derivative Matters further allege that, despite ongoing issues and concerns, the Merger closed in early August 2021. Just prior to that, and after the Securities Class Action was initiated, the Company issued a proxy solicitation on July 23, 2021, on Form 424B3 (the “Merger Proxy”), soliciting shareholders to approve (among other things), the Merger, the 2021 Equity Incentive Plan (the “2021 Plan”), which directors, officers and others were eligible to receive equity awards thereunder, and a proposal to increase the total number of authorized shares of common stock immediately prior to the closing of the Merger. The Merger Proxy, which allegedly contained materially false and misleading statements and omissions, was successful in achieving shareholder approval of the proposals set further therein. During the fiscal years ended December 31, 2021, and December 31, 2022, several of the Individual Defendants received hundreds of thousands of dollars in stock awards granted under the 2021 Plan. In addition, certain founders of Legacy Momentus, including Kokorich, were paid $40 million by the Company after the Merger.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

The Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims asserted in the Derivative Matters. The Defendants also contend that Plaintiffs lack standing to maintain derivative claims on behalf of Momentus.

B.          The Settlement Negotiations

On March 17, 2023, Plaintiff Hanna sent a settlement demand to Defendants which set forth, inter alia, a demand to settle the Hanna Action in consideration of certain corporate governance reforms. On August 31, 2023, Plaintiff Lindsey also sent a settlement demand to Defendants which set forth, inter alia, a demand to settle the Lindsey Action in consideration of certain corporate governance reforms.

Following this, the Parties to the Derivative Matters agreed to a full day mediation on October 25, 2023 (the “Mediation”) organized and conducted by Jed D. Melnick, Esq. of JAMS ADR (the “Mediator”). During the Mediation, the Parties made substantial progress. While the Parties did not settle that day, they continued, with the assistance of the Mediator, to exchange detailed settlement demands and counter-demands and negotiate settlement terms over the course of the following months.

Ultimately, on February 14, 2024, the Settling Parties reached an agreement in principle on the corporate governance reforms that will be adopted by Momentus as consideration for a global resolution of the Derivative Matters. Thereafter, the Settling Parties negotiated and finalized the formal operative terms of the settlement (the “Settlement”) in a Memorandum of Understanding (“MOU”), as now set forth in the Stipulation.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

III.       TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The proposed Settlement, as set forth more fully in the Stipulation, requires the Company to adopt certain corporate governance reforms that are outlined in Exhibit A to the Stipulation (“Reforms”). The Reforms shall be maintained for a minimum period of four (4) years from the date the Judgment becomes Final. The Settling Parties agree that (i) the filing, issuance, pendency, and settlement of the Derivative Matters contributed to the Company’s decision to adopt, implement, and maintain the Reforms; (ii) the Reforms confer substantial benefits upon the Company and its stockholders; and (iii) the Company’s commitment to adopt, implement, and maintain the Reforms for the Effective Term will serve the Company and its stockholders’ best interests, and constitutes fair, reasonable and adequate consideration for Plaintiffs’ release of the derivative claims.

The independent members of the Company’s Board shall approve a resolution reflecting its determination, in a good faith exercise of its business judgment, that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders, and that the Settlement, including the Reforms, confers substantial benefits upon the Company and its stockholders.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

IV.        PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After the Settling Parties reached an agreement in principle on the material substantive terms to resolve the Derivative Matters, Plaintiffs’ Counsel and Defendants’ Counsel commenced negotiations regarding an appropriate award of attorneys’ fees and expenses commensurate with the value of the Settlement benefits and the contributions of Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks, and challenges confronted by Plaintiffs, as well as the Plaintiffs’ Counsel’s efforts in securing the Settlement benefits. Following a number of exchanges through the Mediator, Plaintiffs’ Counsel and Defendants’ Counsel agreed to a payment of attorneys’ fees, expenses, and Plaintiffs’ service awards (the “Fee and Expense Amount”) of $300,000 subject to Court approval.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

V.         REASONS FOR THE SETTLEMENT

The Settling Parties believe that the Settlement and each of its terms are fair, reasonable, and in the best interests of the Company and its stockholders, and that the Settlement, including the Reforms, confers substantial benefits upon the Company and its stockholders.

A.          Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Matters have merit and that their investigations support the claims asserted. However, and without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Momentus and Current Momentus Stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Momentus and Current Momentus Stockholders in the form of the Reforms is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Momentus and Current Momentus Stockholders.

Plaintiffs and Plaintiffs’ counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Momentus and its stockholders, Plaintiffs and Plaintiffs’ counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Momentus and its stockholders in the form of the Reforms is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Momentus and its stockholders.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Derivative Matters, including, but not limited to: (i) reviewing and analyzing Momentus’ public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against Momentus related to the allegations in the Derivative Matters; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing shareholder derivative complaints; (v) reviewing internal books and records produced by the Company pursuant to books and records demands; (vi) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Matters and the potential defenses thereto; (vii) researching corporate governance issues; (viii) preparing detailed litigation and settlement demands on behalf of various Plaintiffs and a mediation statement; (ix) participating in the Mediation; (x) engaging in extensive pre- and post-mediation settlement discussions and exchanging extensive corporate governance reforms and counteroffers, with the Mediator and counsel for the Defendants; and (xi) negotiating and drafting the settlement documentation for presentment to the Court.

Plaintiffs’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting litigation demands and pleadings, and during the lengthy substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

B.          Why Did the Defendants Agree to Settle?

The Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims asserted in the Derivative Matters, including without limitation that they breached their fiduciary duties or any other duty owed to the Company or its stockholders or that they aided and abetted others in breach of such duties. The Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of the Company and its stockholders, and diligently and scrupulously complied with any applicable fiduciary duties.

Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Matters, or any liability with respect thereto, the Defendants have concluded that it is desirable and in the best interests of Momentus and Current Momentus Stockholders that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement solely to avoid the burden, inconvenience, expense, risk and distraction of continued litigation, and finally put to rest and terminate all the claims that were or could have been asserted against Defendants in the Derivative Matters.

VI.       SETTLEMENT HEARING

On [________] [__], 2024, at [____] [__].m., San Jose Courthouse, Courtroom 4, 5th Floor, 280 South 1st Street, San Jose, CA 95113, the Honorable Edward J. Davila will hold a hearing (the “Settlement Hearing”) in the Action. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be finally approved; (ii) whether to approve the separately negotiated and agreed Fee and Expense Amount; and (iii) whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Momentus Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Momentus Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Momentus Stockholders.

VII.      RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Momentus Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. MOMENTUS STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.  RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

A.          You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.          Your name, legal address, telephone number, and e-mail address;

2.          The number of shares of Momentus stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a Momentus Stockholder as of August 22, 2024, through the present;

3.         If the objection is made by the Current Momentus Stockholder’s counsel, the counsel’s name, address, telephone number and e-mail address (if available);

4.          A statement of specific objections to the Settlement, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider;

5.          The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and

6.          A list, including dates, courts, case names and numbers, and disposition of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

B.          You Must Timely File Written Objections With The Court And Deliver To Counsel For Plaintiffs And The Defendants

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ____________, 2024. The Court Clerk’s address is:

Clerk of Court
U.S. District Court for the Northern District of California
450 Golden Gate Avenue, Box 36060
San Francisco, CA 94102-3489

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND THE DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN ____________, 2024. Counsel’s addresses are:

Counsel for Plaintiff Hanna:

Brett M. Middleton
Jonathan M. Scott
JOHNSON FISTEL, LLP
501 West Broadway, Suite 800
San Diego, CA 92101
Telephone: (619) 230-0063
Email: brettm@johnsonfistel.com
jonathans@johnsonfistel.com

Counsel for Defendants:

Charles E. Elder
BRADLEY ARANT BOULT CUMMINGS LLP
1221 Broadway, Suite 2400
Nashville, Tennessee 37203
Telephone: (615) 244-2582
Email: celder@bradley.com

Christopher Esbrook
David F. Pustilnik
Kirk Watkins
ESBROOK P.C.
321 Clark Street, Suite 1930
Chicago, IL 60654
Telephone: (312) 319-7680
Email:	christopher.esbrook@esbrook.com
 david.pustilnik@esbrook.com
 kirk.watkins@esbrook.com

Jeffrey L. Steinfeld
WINSTON & STRAWN LLP
333 South Grand Avenue, 38th Floor
Los Angeles, CA 90071
Telephone: (213) 615-1700
Email: jlsteinfeld@winston.com

William E. Stoner
STONER CARLSON LLP
301 E. Colorado Boulevard, Suite 320
Pasadena, California 91101
Telephone: (213) 687-2640
Email: wstoner@stonercarlson.com

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.

Any attorney retained by a Person intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements set forth above, file with the Clerk of the Court and deliver to counsel listed above for plaintiffs and the defendants a notice of appearance, which must be received by no later than _________ __, 2024.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.          HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission and available at www.sec.gov), and this Notice of Pendency and Proposed Settlement of Derivative Matters.

The “Investor Relations” section of Momentus’ website (https://investors.momentus.space) provides hyperlinks to the Notice and to the Stipulation and its exhibits. You may obtain further information by contacting any of Plaintiffs’ counsel at: (i) Brett M. Middleton, Johnston & Fistel LLP, 501 West Broadway, Suite 800, San Diego, CA 92101, Tel: (619) 230-0063, email: brettm@johnsonfistel.com; (ii) Timothy Brown, The Brown Law Firm, P.C., 767 Third Ave., Suite 2501, New York, NY 10017, Tel: (516) 922-5427, email: tbrown@thebrownlawfirm.net; or (iii) Thomas J. McKenna, Gainey McKenna & Egleston, 260 Madison Ave., 22nd Fl., New York, NY 10016, Tel: (212) 983-1300, email: tjmckenna@gme-law.com.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED:
HONORABLE EDWARD J. DAVILA

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

Ex 99.2 Ex D
UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

MELISSA HANNA, Derivatively on Behalf of MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Plaintiff,
vs.
BRIAN KABOT, JUAN MANUEL QUIROGA, JAMES NORRIS, JAMES HOFMOCKEL, MIKHAIL KOKORICH, DAWN HARMS, FRED KENNEDY, CHRIS HADFIELD, MITCHEL B. KUGLER, VICTORINO MERCADO, KIMBERLEY A. REED, LINDA J. REINERS, JOHN C. ROOD, STABLE ROAD ACQUISITION CORP., and SRC-NI HOLDINGS, LLC,
Defendants,
and
MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),
Nominal Defendant.
Case No. 5:23-CV-00374 SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT OF DERIVATIVE MATTERS

SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF MOMENTUS INC. (“MOMENTUS” OR THE “COMPANY”) COMMON STOCK OF AS OF AUGUST 26, 2024 (“CURRENT MOMENTUS SHAREHOLDERS”)

YOU ARE HEREBY NOTIFIED, pursuant to the ____________, 2024 Preliminary Approval Order entered in the above-captioned shareholder derivative action (the “Action”), that a Stipulation and Agreement of Settlement dated August 26, 2024 (the “Stipulation” or “Settlement”)1 has been entered to resolve all shareholder derivative claims pending on behalf of nominal defendant Momentus pending in several related shareholder derivative actions in federal and Delaware courts as well as a shareholder litigation demand (the “Derivative Matters”).

The Derivative Matters allege that, beginning in at least October 2020, Momentus, through the actions of the Individual Defendants, engaged in a pattern of manipulation to boost its reported financial performance. The Derivative Matters asserted claims for, among other things, violations of Section 14(a) of the Securities and Exchange Act (the “Exchange Act”), breaches of fiduciary duties, aiding and abetting breaches of fiduciary duties, waste of corporate assets, unjust enrichment, and/or contribution under Sections 10(b) and 21D of the Exchange Act against the Individual Defendants who allegedly caused Momentus to make and/or fail to correct materially false and misleading statements and omissions regarding the business operations and prospects of Momentus, particularly leading up to the Merger. The Derivative Matters allege that certain of the Defendants were materially interested in the Merger and that the alleged false and misleading statements and omissions artificially inflated the Company’s stock value.

1  Except as otherwise defined herein, all capitalized terms shall have the same meanings as set forth in the Stipulation.

SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

In connection with, and conditioned upon, the Settlement, Momentus has agreed to implement and/or maintain corporate governance reforms, as defined and set forth in the Stipulation. The plaintiffs in the Derivative Matters believe – and the independent members of the Company’s Board shall approve a resolution reflecting its determination, in a good faith exercise of its business judgment – that the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders, and that the Settlement, including the Reforms, confers substantial benefits upon the Company and its stockholders. The Defendants dispute the allegations in the Derivative Matters and enter into the Stipulation and Settlement without in any way acknowledging any fault, liability, or wrongdoing of any kind.

On [_________] [__], 2024, at [_____] [__].m., San Jose Courthouse, Courtroom 4, 5th Floor, 280 South 1st Street, San Jose, CA 95113, the Honorable Judge Edward J. Davila will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the notice of the Settlement to Current Momentus Shareholders fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether a final judgment should be entered; (iv) whether the separately negotiated and agreed Fee and Expense amount of $300,000 to be paid to Plaintiffs’ counsel by Momentus’ insurers should be approved; (v) whether Service Awards for each of the Plaintiffs in the amount of $2,000 each, to be paid out of the Fee and Expense Amount, should be approved; and (vi) such other matters as may be necessary or proper under the circumstances.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current Momentus Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Momentus Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Momentus Shareholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Momentus (https://investors.momentus.space/) for any change in date, time or format of the Settlement Hearing.

SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT MOMENTUS SHAREHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTION.

This is a summary notice only. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission and available at www.sec.gov), and the full-length Notice of Pendency and Proposed Settlement of Derivative Matters (the “Notice”). The “Investor Relations” section of Momentus website (https://investors.momentus.space/) provides hyperlinks to the Notice and to the Stipulation and its exhibits.

PLEASE DO NOT CONTACT THE COURT REGARDING

THIS SUMMARY NOTICE.

If you have any questions about matters in this Summary Notice you may contact any of Plaintiffs’ counsel at: (i) Brett M. Middleton, Johnston & Fistel LLP, 501 West Broadway, Suite 800, San Diego, CA 92101, Tel: (619) 230-0063, email: brettm@johnsonfistel.com; (ii) Timothy Brown, The Brown Law Firm, P.C., 767 Third Ave., Suite 2501, New York, NY 10017, Tel: (516) 922-5427, email: tbrown@thebrownlawfirm.net; or (iii) Thomas J. McKenna, Gainey McKenna & Egleston, 260 Madison Ave., 22nd Fl., New York, NY 10016, Tel: (212) 983-1300, email: tjmckenna@gme-law.com.

SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

If you are a current Momentus shareholder, you will be bound by the Order and Final Judgment of the Court granting final approval of the Settlement and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection. Any objections to the Settlement must be filed on or before [_________] [__], 2024, in accordance with the procedures set forth in the Notice.

DATED:
HONORABLE EDWARD J. DAVILA

SUMMARY NOTICE OF PENDENCY PROPOSED SETTLEMENT OF DERIVATIVE MATTERS
Case No. 5:23-CV-00374

Ex 99.2 Ex E

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

MELISSA HANNA, Derivatively on Behalf of MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Plaintiff,

vs.

BRIAN KABOT, JUAN MANUEL QUIROGA, JAMES NORRIS, JAMES HOFMOCKEL, MIKHAIL KOKORICH, DAWN HARMS, FRED KENNEDY, CHRIS HADFIELD, MITCHEL B. KUGLER, VICTORINO MERCADO, KIMBERLEY A. REED, LINDA J. REINERS, JOHN C. ROOD, STABLE ROAD ACQUISITION CORP., and SRC-NI HOLDINGS, LLC,

Defendants,

and

MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Nominal Defendant.
Case No. 5:23-CV-00374 [PROPOSED] FINAL ORDER AND JUDGMENT

[PROPOSED] FINAL ORDER AND JUDGMENT Case No. 5:23-CV-00374

This matter came before the Court for hearing pursuant to the Preliminary Approval Order of this Court, dated __________, 2024 (“Order”), on the motion of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated August 26, 2024 (“Stipulation”).

The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Being fully advised of the premises and finding that good cause exists, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.          This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.

2.          This Court has jurisdiction over the subject matter of this case, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3.          Based on evidence submitted, the Court finds that notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the forms and contents of the Notice and Summary Notice, as previously preliminary approved by the Court, complied with the requirements of Federal Rule of Civil Procedure 23.1, satisfied the requirements of due process of the United States Constitution, and constituted due and sufficient notice of the matters set forth therein.

[PROPOSED] FINAL ORDER AND JUDGMENT Case No. 5:23-CV-00374

4.          The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5.         Pursuant to entry of this Judgment, this Hanna Action and all claims contained therein against Defendants, as well as all of Plaintiffs’ Released Claims against each of the Defendants’ Releasees, are hereby dismissed with prejudice. Plaintiffs’ Counsel in the Rivlin Action and Lindsey Action are directed, if they have not already done so, to cause the Rivlin Action and Lindsey Action to be dismissed with prejudice. As among the Plaintiffs and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

6.         Upon the Effective Date, Plaintiffs’ Releasees shall release any and all manner of Plaintiffs’ Released Claims that have been or could have been asserted in any forum derivatively or by the Company directly against Defendants’ Releasees, including any Unknown Claims, debts, demands, rights, interests, actions, suits, causes of action, cross-claims, counter-claims, charges, judgments, obligations, setoffs, or liabilities for any obligations of any kind whatsoever (however denominated), for fees, costs, penalties, damages whenever incurred, and liabilities of any nature whatsoever (including, without limitation, demands for rescission, damages, interest, attorneys’ fees, and any other costs, expenses or liabilities whatsoever, including joint and several), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, or arising from or relating in any way to any act or omission alleged or claims asserted, or which could have been asserted, derivatively in the Derivative Matters.

[PROPOSED] FINAL ORDER AND JUDGMENT Case No. 5:23-CV-00374

7.         Upon the Effective Date, Defendants’ Releasees shall release, relinquish, and discharge each and all of the Plaintiffs’ Releasees from any and all manner of Defendants’ Released Claims, known or unknown, whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, arising out of the commencement, litigation, or settlement of the Derivative Matters.

8.          Nothing in the Stipulation constitutes or reflects a waiver or release of any Unreleased Claims (as defined in the Stipulation) or any rights or claims of Defendants and/or Momentus against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of the Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Action or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws or operating agreement, or under applicable law.

9.          During the course of the Derivative Matters, all parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.

10.         The Court hereby approves the Fee and Expense Amount and Service Awards and finds that such awards are fair and reasonable.

[PROPOSED] FINAL ORDER AND JUDGMENT Case No. 5:23-CV-00374

11.         Neither the Stipulation (including any Exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Plaintiffs’ or Defendants’ Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. Defendants’ Releasees and Plaintiffs’ Releasees may file the Stipulation and/or the Judgment in any action that has been or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

12.        Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, except as otherwise provided in the Stipulation.

13.         This Final Order and Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58 and all other similar laws.

IT IS SO ORDERED.

DATED:

HONORABLE EDWARD J. DAVILA

[PROPOSED] FINAL ORDER AND JUDGMENT Case No. 5:23-CV-00374

Ex 99.2 Ex F-1

Laurence M. Rosen (SBN 219683)
THE ROSEN LAW FIRM, P.A.
355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: (213) 785-2610
Facsimile: (213) 226-4684
Email: lrosen@rosenlegal.com

Counsel for Plaintiff

[Additional Counsel Listed on Signature Pages]

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

JUSTIN RIVLIN, derivatively on behalf of MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Plaintiff,

v.

BRIAN KABOT, JUAN MANUEL QUIROGA, EDWARD K. FREEDMAN, JAMES NORRIS, MARC LEHMANN, JAMES HOFMOCKEL, ANN KONO, MIKHAIL KOKORICH, DAWN HARMS, FRED KENNEDY, JOHN C. ROOD, CHRIS HADFIELD, MITCHELL R. KUGLER, KIMBERLEY A. REED, LINDA J. REINERS, and SRC-NI HOLDINGS, LLC,

Defendants,

and

MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Nominal Defendant.
Case No. 2:23-cv-03120-AB-JC STIPULATION OF DISMISSAL Hon. André Birotte Jr.

Plaintiff Justin Rivlin (“Plaintiff”), Nominal Defendant Momentus, Inc. (f/k/a Stable Road Acquisition Corp.) (“Momentus” or the “Company”), and Defendants Brian Kabot, Juan Manuel Quiroga, Edward K. Freedman, James Norris, Marc Lehmann, James Hofmockel, Ann Kono, Dawn Harms, Fred Kennedy, John C. Rood, Chris Hadfield, Mitchel B. Kugler, Kimberly A. Reed, Linda J. Reiners, and SRC-NI Holdings, LLC (collectively with Momentus, “Defendants”), by and through their undersigned counsel, hereby stipulate as follows:

WHEREAS, on April 25, 2023, Plaintiff filed a shareholder derivative action in this Court on behalf of the Company against Defendants Brian Kabot, James Norris, Marc Lehmann, James Hofmockel, and Ann Kono, captioned Rivlin v. Kabot, et al., Case No. 2:23-cv-03120 (the “Rivlin Action”);

WHEREAS, on July 14, 2023, the Company and the individual defendants each filed a motion to dismiss Plaintiff’s Verified Shareholder Derivative Complaint;

WHEREAS, on August 4, 2023, in response to the motions to dismiss, Plaintiff filed a Verified Amended Shareholder Derivative Complaint, naming as additional defendants Juan Manuel Quiroga, Edward K. Freedman, Mikhail Kokorich, Dawn Harms, Fred Kennedy, John C. Rood, Chris Hadfield, Mitchel B. Kugler, Kimberly A. Reed, Linda J. Reiners, and SRC-NI Holdings, LLC;

WHEREAS, the Rivlin Action involves some of the same parties and factual allegations as a related federal securities class action filed on July 15, 2021 in the United States District Court for the Central District of California, captioned In re Stable Road Acquisition Corp. Securities Litigation, Case No. 2:21-cv-05744 (the “Securities Class Action”);

STIPULATION OF DISMISSAL

WHEREAS, the Rivlin Action involves some of the same parties and factual allegations as the following pending matters: (i) a shareholder derivative action filed on January 25, 2023 in the United States District Court for the Northern District of California, captioned Hanna v. Kabot, et al., Case No. 5:23-cv-00374 (the “Hanna Action”); and (ii) a shareholder derivative action filed on June 30, 2023 in the Court of Chancery of the State of Delaware, captioned Lindsey v. Quiroga, et al., C.A. No. 2023-0674-PAF (the “Lindsey Action”); (collectively with the Rivlin Action, the “Derivative Matters”);

WHEREAS, on August 18, 2023, the parties to the Securities Class Action agreed to a settlement in that matter, and on April 23, 2024, the Court entered a final order and judgment approving the class settlement;

WHEREAS, the parties to Derivative Matters agreed to mediate the claims in those matters, and on October 25, 2023, the parties’ counsel engaged in a full day mediation concerning the Derivative Matters;

WHEREAS, on October 24, 2023, this Court entered an Order continuing a previously set scheduling conference in the Rivlin Action in light of the parties upcoming mediation;

WHEREAS, on January 23, 2024, this Court entered an Order vacating all then-pending dates and deadlines in the Rivlin Action as the Parties continued to engage in global settlement negotiations regarding the Derivative Matters and requiring the Parties to file a joint status report on February 16, 2024 on the status of settlement;

WHEREAS, on February 16, 2024, the Parties filed a joint status report regarding the ongoing nature of the global settlement negotiations in connection with the Derivative Matters, and pursuant to subsequent court orders, the Parties filed further joint status reports in the Rivlin Action on the progress of settlement negotiations on March 18, May 17, and July 1;

WHEREAS, the parties to the Derivative Matters subsequently reached an agreement in principle to resolve their dispute, and on August 26, 2024, executed a Stipulation and Agreement of Settlement (the “Stipulation”) of the Derivative Matters, all putatively brought on behalf of Momentus by current stockholders;

STIPULATION OF DISMISSAL

WHEREAS, the Stipulation was filed in the Hanna Action before the United States District Court for the Northern District of California (the “Reviewing Court”) for approval of the global settlement of the Derivative Matters;

WHEREAS, on _____________, the Reviewing Court granted preliminary approval of the proposed settlement of the Derivative Matters and approved the method of providing notice to Momentus stockholders and approval of the forms of notice and summary notice, and such notice of the settlement of the Derivative Matters, the Stipulation, and its terms were provided to Momentus stockholders;

WHEREAS, on _____________, the Reviewing Court held a final settlement approval hearing, at which any interested Momentus stockholders were afforded the opportunity to be heard regarding the settlement of the Derivative Matters, the Stipulation, and its terms, thereby fulfilling the notice requirements of ________________; and

WHEREAS, on _____________, the Reviewing Court entered a final order and judgment approving the settlement of the Derivative Matters (attached hereto as Exhibit A) and finding that the notice provided to all stockholders was sufficient;

STIPULATION OF DISMISSAL

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by the Parties, through their respective counsel of record, as follows:

1.          Pursuant to the Stipulation and Federal Rules of Civil Procedure 41(a)(1)(ii) and  23.1(c), the above-captioned matter shall be dismissed with prejudice; and

2.          Except as otherwise provided in the Stipulation, each party shall bear his, her, or its own costs and attorneys’ fees.

IT IS SO STIPULATED.

Dated: ___________________

The Rosen Law Firm, P.A.
Laurence M. Rosen (SBN 219683)
355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Tel: (213) 785-2610
Fax: (213) 226-4684
Email: lrosen@rosenlegal.com

The Brown Law Firm, P.C.
Timothy Brown
Saadia Hashmi (pro hac vice)
767 Third Avenue, Suite 201
New York, NY 10017
Tel: (516) 922-5427
Fax: (516) 344-6204
Email:	tbrown@thebrownlawfirm.net
shashmi@thebrownlawfirm.net

By:

Counsel for Plaintiff Justin Rivlin

Esbrook P.C.
Christopher Esbrook
David F. Pustilnik
Kirk Watkins

STIPULATION OF DISMISSAL

321 North Clark Street, Suite 1930
Chicago, IL 60654
Telephone: (312) 319-7680
Email: christopher.esbrook@esbrook.com
Email: david.pustilnik@esbrook.com
Email: kirk.watkins@esbrook.com

The Maloney Firm, APC
Gregory M. Smith
2381 Rosecrans Avenue, Suite 405
El Segundo, CA 90245
Telephone: (310) 540-1505
Email: gsmith@maloneyfirm.com

By:

Counsel for Defendants Brian Kabot, Juan Manuel Quiroga, Edward K. Freedman, James Norris, Marc Lehmann, James Hofmockel, Ann Kono, and SRC-NI Holdings, LLC

Winston & Strawn LLP
Jeffrey L. Steinfeld (SBN 294848)
333 South Grand Avenue, 38th Floor
Los Angeles, CA 90071
Telephone: (213) 615-1700
Email: jlsteinfeld@winston.com

By:

Counsel for Defendant Dawn Harms

Stoner Carlson LLP
William E. Stoner (SBN 101418)
301 E. Colorado Boulevard, Suite 320
Pasadena, California 91101
Tel:          (213) 687-2640
Email: wstoner@stonercarlson.com

By:

Counsel for Defendant Fred Kennedy

STIPULATION OF DISMISSAL

Bradley Arant Boult Cummings LLP
Charles E. Elder (CA Bar No. 186524)
1221 Broadway, Suite 2400
Nashville, TN 37203
Telephone: (615) 244-2582
celder@bradley.com

Baker & McKenzie, LLP
Aaron Goodman
10250 Constellation Blvd., Suite 1850
Los Angeles, CA 90067
Telephone: (310) 201-4709
Email: agoodman@bakermckenzie.com

By:

Counsel for Nominal Defendant Momentus Inc. and Defendants John C. Rood, Chris Hadfield, Mitchel B. Kugler, Kimberly A. Reed, and Linda J. Reiners

STIPULATION OF DISMISSAL

SIGNATURE ATTESTATION

I am the ECF User whose identification and password are being used to file the foregoing document. Pursuant to Civil Local Rule 5-4.3.4, I hereby attest that the other signatories have concurred in this filing.

Dated:	By:

STIPULATION OF DISMISSAL

Ex 99.2 Ex F-2

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

JUSTIN RIVLIN, derivatively on behalf of MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Plaintiff,

v.

BRIAN KABOT, JUAN MANUEL QUIROGA, EDWARD K. FREEDMAN, JAMES NORRIS, MARC LEHMANN, JAMES HOFMOCKEL, ANN KONO, MIKHAIL KOKORICH, DAWN HARMS, FRED KENNEDY, JOHN C. ROOD, CHRIS HADFIELD, MITCHELL R. KUGLER, KIMBERLEY A. REED, LINDA J. REINERS, and SRC-NI HOLDINGS, LLC,

Defendants,

and

MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Nominal Defendant.
Case No. 2:23-cv-03120-AB-JC [PROPOSED] ORDER ON STIPULATION OF DISMISSAL Hon. André Birotte Jr.

Having considered the parties’ Stipulation and [Proposed] Order of Dismissal filed on ____________________, the Court for good cause ORDERS as follows:

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

1.          Pursuant to the Stipulation and Federal Rules of Civil Procedure 41(a)(1)(ii) and 23.1(c), the above-captioned matter shall be dismissed with prejudice; and
2.          Except as otherwise provided in the Stipulation, each party shall bear his, her, or its own costs and attorneys’ fees.

IT IS SO ORDERED.

Dated:
The Honorable André Birotte Jr.
United States District Judge

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

Ex 99.2 Ex G

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

BRIAN LINDSEY, Derivatively on Behalf of MOMENTUS, INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Plaintiff,

v.

JUAN MANUEL QUIROGA, JAMES NORRIS, JAMES HOFMOCKEL, STABLE ROAD ACQUISITION CORP., SRC-NI HOLDINGS, LLC, MIKHAIL KOKORICH, BRIAN KABOT, DAWN HARMS, FRED KENNEDY, CHRIS HADFIELD, MITCHEL B. KUGLER, VICTORINO MERCADO, KIMBERLY A. REED, LINDA J. REINERS AND JOHN C. ROOD,

Defendants,

-and-

MOMENTUS INC. (F/K/A STABLE ROAD ACQUISITION CORP.),

Nominal Defendant.

C.A. No. 2023-0674-PAF

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

WHEREAS, on June 30, 2023, Plaintiff Brian Lindsey (“Plaintiff”) filed a shareholder derivative action in this Court on behalf of Nominal Defendant Momentus, Inc. (f/k/a Stable Road Acquisition Corp.) (“Momentus” or the “Company”) against Defendants Juan Manuel Quiroga, James Norris, James Hofmockel, Stable Road Acquisition Corp. SRC-NI Holdings, LLC, Mikhail Kokorich, Brian Kabot, Dawn Harms, Fred Kennedy, Chris Hadfield, Mitchel B. Kugler, Victorino Mercado, Kimberly A. Reed, Linda J. Reiners, and John C. Rood (collectively, with Momentus, “Defendants”), captioned Lindsey v. Quiroga, et al., C.A. No. 2023-0674-PAF (the “Lindsey Action”);

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WHEREAS, the Lindsey Action involves some of the same parties and factual allegations as a related federal securities class action filed on July 15, 2021 in the United States District Court for the Central District of California, captioned In re Stable Road Acquisition Corp. Securities Litigation, Case No. 2:21-cv-05744 (the “Securities Class Action”);

WHEREAS, the Lindsey Action involves some of the same parties and factual allegations as the following pending matters: (i) a shareholder derivative action filed on January 25, 2023 in the United States District Court for the Northern District of California, captioned Hanna v. Kabot, et al., Case No. 5:23-cv-00374 (the “Hanna Action”); and (ii) a shareholder derivative action filed on April 25, 2023 in the United States District Court for the Central District of California, captioned Rivlin v. Kabot, et al., Case No. 2:23-cv-03120 (the “Rivlin Action”) (collectively with the Lindsey Action, the “Derivative Matters”);

WHEREAS, on August 18, 2023, the parties to the Securities Class Action agreed to a settlement in that matter, and on April 23, 2024, the Court entered a final order and judgment approving the class settlement;

WHEREAS, the parties to Derivative Matters agreed to mediate the claims in those matters, and on October 25, 2023, the parties’ counsel engaged in a full day mediation concerning the Derivative Matters;

WHEREAS, on January 18, 2024, this Court vacated the deadline for Defendants to answer or otherwise respond to the Verified Stockholder Derivative Complaint in the Lindsey Action to allow the parties to further explore settlement;

WHEREAS, the Parties in the Lindsey Action filed joint status reports informing the Court of the progress of settlement negotiations on February 16, March 18, May 17, and July 17.

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WHEREAS, the parties to the Derivative Matters subsequently reached an agreement in principle to resolve their dispute, and on August 26, 2024, executed a Stipulation and Agreement of Settlement (the “Stipulation”) of the Derivative Matters, all putatively brought on behalf of Momentus by current stockholders;

WHEREAS, the Stipulation was filed in the Hanna Action before the United States District Court for the Northern District of California (the “Reviewing Court”) for approval of the global settlement of the Derivative Matters;

WHEREAS, on ______________, the Reviewing Court granted preliminary approval of the proposed settlement of the Derivative Matters and approved the method of providing notice to Momentus stockholders and approval of the forms of notice and summary notice, and such notice of the settlement of the Derivative Matters, the Stipulation, and its terms were provided to Momentus stockholders;

WHEREAS, on _________________, the Reviewing Court held a final settlement approval hearing, at which any interested Momentus stockholders were afforded the opportunity to be heard regarding the settlement of the Derivative Matters, the Stipulation, and its terms, thereby fulfilling the notice requirements of __________________; and

WHEREAS, on _________________, the Reviewing Court entered a final order and judgment approving the settlement of the Derivative Matters (attached hereto as Exhibit A) and finding that the notice provided to all stockholders was sufficient;

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NOW, THEREFORE, the Parties, by and through their undersigned counsel, and subject to the approval of the Court, hereby jointly stipulate as follows:

1.          Pursuant to the Stipulation and Court of Chancery Rules 41(a)(1)(ii) and 23.1(d), the above-captioned matter shall be dismissed with prejudice; and

2.          Except as otherwise provided in the Stipulation, each party shall bear his, her, or its own costs and attorneys’ fees.

Dated: ____________________

Ryan M. Ernst (#4788) BIELLI & KLAUDER, LLC 1204 North King Street Wilmington, DE 19801 (302) 803-4600 Attorney for Plaintiff Brian Lindsey	Joseph L. Christensen (#5146) CHRISTENSEN & DOUGHERTY LLP 1201 North Market Street, Suite 1404 Wilmington, DE 19801 (302) 212-4330 Attorney for Nominal Defendant Momentus Inc.

Scott J. Leonhardt (#4885)
THE ROSNER LAW GROUP LLC
824 N. Market Street, Suite 810
Wilmington, DE 19801
(302) 777-1111
leonhardt@teamrosner.com

Attorney for Defendants Juan Manuel Quiroga, James Norris, James Hofmockel, Stable Road Acquisition Corp., SRC-NI Holdings, LLC, and Brian Kabot

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IT IS SO ORDERED this _____ day of _______________, ______.

Vice Chancellor Paul A. Fioravanti, Jr.

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